Filed Pursuant to Rule 424(b)(5)

Registration No. 333-251679

PROSPECTUS SUPPLEMENT

(To the Prospectus dated December 30, 2020)

My Size, Inc.

162,000 Shares of Common Stock

Pre-Funded Warrants to Purchase up to 279,899 Shares of Common Stock

We are offering 162,000 shares of common stock to a certain institutional investor at an offering price of $3.055 per share and pre-funded warrants to purchase up to 279,899 shares of common stock at an offering price of $3.054 per pre-funded warrant, pursuant to this prospectus supplement and the accompanying prospectus. Each registered pre-funded warrant will be exercisable for one share of common stock at an exercise price of $0.001 per share, will be immediately exercisable, and will not expire until fully exercised. We are also offering pursuant to this prospectus supplement and the accompanying prospectus the shares of common stock issuable upon the exercise of the pre-funded warrants.

In concurrent private placements to the same institutional investor, we are issuing (i) unregistered pre-funded warrants to purchase an aggregate of 540,098 shares of common stock at an offering price of $3.054 per pre-funded warrant, and (ii) unregistered Series A warrants to purchase up to an aggregate of 981,997 shares of common stock and Series B warrants to purchase up to an aggregate of 981,997 shares of common stock, in which for each share or pre-funded warrant issued in this offering and the private placement, an associated Series A and Series B warrant is being issued. The unregistered pre-funded warrants have an exercise price of $0.001 per share, will be immediately exercisable upon issuance, and will not expire until fully exercised. Each Series A warrant and Series B warrant will be exercisable for one share of common stock at an exercise price of $2.805 per share and will be immediately exercisable upon issuance. The Series A warrants will expire five and one-half years from the initial exercise date and the Series B warrants will expire 28 months from the initial exercise date. The unregistered pre-funded warrants, the unregistered Series A and B warrants and the shares of common stock issuable upon the exercise of such unregistered warrants are being offered pursuant to the exemptions provided in Section 4(a)(2) under the Securities Act of 1933, as amended, or the Securities Act, and Rule 506(b) promulgated thereunder, and they are not being offered pursuant to this prospectus supplement and the accompanying prospectus. The registered and unregistered warrants are not and will not be listed for trading on any national securities exchange.

Our common stock is listed on the Nasdaq Capital Market under the symbol “MYSZ” and on the Tel Aviv Stock Exchange, or the TASE, under the symbol “MYSZ”. On January 9, 2023, the last reported sale price of our common stock on the Nasdaq Capital Market was $2.84 per share.

The aggregate market value of our outstanding common stock held by non-affiliates pursuant to General Instruction I.B.6 of Form S-3 was approximately $1.84 million, which was calculated based on 1,464,117 shares of common stock outstanding of which 1,163,674 shares were held by non-affiliates, and a price per share of $4.75 which was the closing sale price of our common stock on the Nasdaq Capital Market on December 8, 2022. We have not sold any of our securities pursuant to General Instruction I.B.6. of Form S-3 during the prior 12 calendar month period that ends on and includes the date hereof (but excluding this offering).

Investing in our securities involves a high degree of risk. You should read this prospectus supplement and the accompanying prospectus as well as the information incorporated herein and therein by reference carefully before you make your investment decision. See “Risk Factors” beginning on page S-6 of this prospectus supplement and on page 3 of the accompanying prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus supplement. Any representation to the contrary is a criminal offense.

We have engaged H.C. Wainwright & Co., LLC, or the placement agent, as our exclusive placement agent in connection with this offering. The placement agent has no obligation to buy any of the securities from us or to arrange for the purchase or sale of any specific number or dollar amount of securities. We have agreed to pay the placement agent the placement agent fees set forth in the table below. See “Plan of Distribution” beginning on page S-12 of this prospectus supplement for more information regarding these arrangements.

	Per Share	Per Pre-Funded Warrant	Total
Offering price	$3.055	$3.054	$1,349,721.55
Placement agent fees (1)	$0.2139	$0.2139	$94,500.10
Proceeds, before expenses, to us (2)	$2.8411	$2.8401	$1,255,221.45

(1)	In addition, we have agreed to pay the placement agent a management fee equal to 1.0% of the gross proceeds raised in this offering and to pay a non-accountable expense allowance of $85,000. In addition, we have agreed to issue to the placement agent unregistered warrants to purchase a number of shares of common stock equal to 7% of the aggregate number of shares of common stock and pre-funded warrants sold in this offering. See “Plan of Distribution” beginning on page S-12 of this prospectus supplement.
(2)	The amount of the offering proceeds to us presented in this table does not include proceeds from the sale of the unregistered pre-funded warrants and warrants in the concurrent private placements nor does it give effect to any exercise of any such warrants.

Delivery of the securities issued pursuant to this prospectus supplement and accompanying prospectus is expected to be made on or about January 12, 2023, subject to the satisfaction of certain closing conditions.

H.C. Wainwright & Co.

The date of this prospectus supplement is January 10, 2023

TABLE OF CONTENTS

Prospectus Supplement

Prospectus

i

ABOUT THIS PROSPECTUS SUPPLEMENT

This document is in two parts. The first part is this prospectus supplement, which describes the terms of this offering and also adds to and updates information contained in the accompanying prospectus and the documents incorporated by reference into this prospectus supplement and the accompanying prospectus concerning My Size, Inc. The second part is the accompanying prospectus, dated December 30, 2020, including the documents incorporated by reference therein, which provides more general information, some of which may not apply to this offering. Generally, when we refer to this prospectus, we are referring to both parts of this document combined together with all documents incorporated by reference. If the description of the offering varies between this prospectus supplement, on the one hand, and the accompanying prospectus, or in any document incorporated by reference that was filed with the Securities and Exchange Commission, or SEC, before the date of this prospectus supplement, on the other hand, you should rely on the information contained in this prospectus supplement. However, if any statement in one of these documents is inconsistent with a statement in another document having a later date — for example, a document incorporated by reference into this prospectus supplement or the accompanying prospectus — the statement in the document having the later date modifies or supersedes the earlier statement.

We further note that the representations, warranties and covenants made by us in any agreement that is filed as an exhibit to any document that is incorporated by reference herein were made solely for the benefit of the parties to such agreement, including, in some cases, for the purpose of allocating risk among the parties to such agreements, and should not be deemed to be a representation, warranty or covenant to you. Moreover, such representations, warranties or covenants were accurate only as of the date when made. Accordingly, such representations, warranties and covenants should not be relied on as accurately representing the current state of our affairs.

You should rely only on the information contained in or incorporated by reference into this prospectus supplement or contained in or incorporated by reference into the accompanying prospectus to which we have referred you. Neither we nor the placement agent have authorized anyone to provide you with information that is different. If anyone provides you with different or inconsistent information, you should not rely on it. We may authorize one or more “free writing prospectuses” (i.e. written communications concerning the offering that are not part of this prospectus supplement) that may contain certain material information relating to this offering. The information contained in, or incorporated by reference into, this prospectus supplement and contained in, or incorporated by reference into, the accompanying prospectus is accurate only as of the respective dates thereof, regardless of the time of delivery of this prospectus supplement and the accompanying prospectus or of any sale of securities. It is important for you to read and consider all information contained in this prospectus supplement and the accompanying prospectus, including the documents incorporated by reference herein and therein, in making your investment decision. You should also read and consider the information in the documents to which we have referred you under the captions “Where You Can Find More Information” and “Incorporation of Documents by Reference” in this prospectus supplement and in the accompanying prospectus.

We are offering to sell, and are seeking offers to buy, securities only in jurisdictions where such offers and sales are permitted. The distribution of this prospectus supplement and the accompanying prospectus and the offering of securities in certain jurisdictions or to certain persons within such jurisdictions may be restricted by law. Persons outside the United States who come into possession of this prospectus supplement and the accompanying prospectus must inform themselves about and observe any restrictions relating to the offering of securities and the distribution of this prospectus supplement and the accompanying prospectus outside the United States. This prospectus supplement and the accompanying prospectus do not constitute, and may not be used in connection with, an offer to sell, or a solicitation of an offer to buy, any securities offered by this prospectus supplement and the accompanying prospectus by any person in any jurisdiction in which it is unlawful for such person to make such an offer or solicitation.

These securities are not being offered in Israel. This offering or this prospectus are not, and under no circumstances are to be construed as, an advertisement or a public offering of securities in Israel. Any public offer or sale of securities in Israel may be made only in accordance with the Israeli Securities Law 5728-1968, or the Israeli Securities Law (which requires, among other things, the filing of a prospectus in Israel or an exemption therefrom). This document does not constitute a prospectus under the Israeli Securities Law and has not been filed with or approved by the Israel Securities Authority.

ii

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This prospectus supplement and any accompanying prospectus, including the documents that we incorporate by reference, contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, or the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act. Such forward-looking statements include those that express plans, anticipation, intent, contingency, goals, targets or future development and/or otherwise are not statements of historical fact. These forward-looking statements are based on our current expectations and projections about future events and they are subject to risks and uncertainties known and unknown that could cause actual results and developments to differ materially from those expressed or implied in such statements.

In some cases, you can identify forward-looking statements by terminology, such as “expects,” “anticipates,” “intends,” “estimates,” “plans,” “believes,” “seeks,” “may,” “should,” “could” or the negative of such terms or other similar expressions. Accordingly, these statements involve estimates, assumptions and uncertainties that could cause actual results to differ materially from those expressed in such statements. Any forward-looking statements are only estimates or predictions of future events based on information currently available to our management and management’s current beliefs about the potential outcome of future events.

You should read this prospectus supplement, the accompanying prospectus and the documents that we reference herein and therein and have filed as exhibits to the registration statement, of which this prospectus supplement forms a part, completely and with the understanding that our actual future results may be materially different from what we expect. You should assume that the information appearing in this prospectus supplement and any accompanying prospectus is accurate as of the date on the front cover of this prospectus supplement. Because the risk factors referred to above, as well as the risk factors referred to on page S-6 of this prospectus supplement and incorporated herein by reference, could cause actual results or outcomes to differ materially from those expressed in any forward-looking statements made by us or on our behalf, you should not place undue reliance on any forward-looking statements. Further, any forward-looking statement speaks only as of the date on which it is made, and except as may be required under applicable securities laws, we undertake no obligation to update any forward-looking statement to reflect events or circumstances after the date on which the statement is made or to reflect the occurrence of unanticipated events. New factors emerge from time to time, and it is not possible for us to predict which factors will arise. In addition, we cannot assess the impact of each factor on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements. We qualify all of the information presented in this prospectus supplement and the accompanying prospectus, and particularly our forward-looking statements, by these cautionary statements.

iii

PROSPECTUS SUPPLEMENT SUMMARY

The following summary highlights certain information contained elsewhere in or incorporated by reference into this prospectus. Because this is only a summary, however, it does not contain all the information you should consider before investing in our securities and it is qualified in its entirety by, and should be read in conjunction with, the more detailed information included elsewhere in or incorporated by reference into this prospectus. Before you make an investment decision, you should read this entire prospectus carefully, including the risks of investing in our securities discussed under the section of this prospectus entitled “Risk Factors” and similar headings in the other documents that are incorporated by reference into this prospectus. You should also carefully read the information incorporated by reference into this prospectus, including our financial statements, and the exhibits to the registration statement of which this prospectus is a part.

Unless the context otherwise requires, references to “we,” “our,” “us,” “My Size” or the “Company” in this prospectus mean My Size, Inc. on a consolidated basis with its wholly-owned subsidiaries, My Size (Israel) 2014 Ltd., Orgad International Marketing Ltd, and Naiz Bespoke Technologies, S.L., as applicable.

Overview

We are a creator of mobile device measurement solutions that has developed innovative solutions designed to address shortcomings in multiple verticals, including the e-commerce fashion/apparel, shipping/parcel and do it yourself, or DIY, industries. Utilizing our sophisticated algorithms within our proprietary technology, we can calculate and record measurements in a variety of novel ways, and most importantly, increase revenue for businesses across the globe.

Our solutions can be utilized to accurately take measurements of a variety of items via a mobile device. By downloading the application to a smartphone, the user is then able to run the mobile device over the surface of an item the user wishes to measure. The information is then automatically sent to a cloud-based server where the dimensions are calculated through our proprietary algorithms, and the accurate measurements (+ or - 2 centimeters) are then sent back to the user’s mobile device. We believe that the commercial applications for this technology are significant in many areas.

Currently, we are mainly focusing on the e-commerce fashion/apparel industry. In addition, our solutions address the shipping/parcel and DIY uses markets.

While we rollout our products to major retailers and apparel companies, there is a lead time for new customers to ramp up before we can recognize revenue. This lead time varies between customers, especially when the customer is a tier 1 retailer, where the integration process may take longer. Generally, first we integrate our product into a customer’s online platform, which is followed by piloting and implementation, and, assuming we are successful, commercial roll-out, all of which takes time before we expect it to impact our financial results in a meaningful way. While we have begun generating initial sales revenue, we do not expect to generate meaningful revenue during the upcoming quarters. Because of the numerous risks and uncertainties associated with the success of our market penetration and our dependence on the extent to which MySizeID is adopted and utilized, we are unable to predict the extent to which we will recognize revenue. We may be unable to successfully develop or market any of our current or proposed products or technologies, those products or technologies may not generate any revenues, and any revenues generated may not be sufficient for us to become profitable or thereafter maintain profitability.

S-1

Recent Developments

Orgad Acquisition

On February 7, 2022, My Size Israel 2014 Ltd, or My Size Israel, entered into a Share Purchase Agreement, or the Orgad Agreement, with Amar Guy Shalom and Elad Bretfeld, or the Orgad Sellers, pursuant to which the Orgad Sellers agreed to sell to My Size Israel all of the issued and outstanding equity of Orgad International Marketing Ltd., or Orgad.

Orgad operates an omnichannel e-commerce platform engaged in online retailing in the global market. It operates as a third-party seller on Amazon.com, eBay and others. Orgad currently manages more than 1,000 stock-keeping units, or SKUs, mainly in fashion, apparel and shoes, but is capable of managing tens of thousands of SKUs.

The Orgad Sellers are the sole title and beneficial owners of 100% of the shares of Orgad. In consideration of the shares of Orgad, the Orgad Sellers are entitled to receive (i) up to $1,000,000 in cash, or the Orgad Cash Consideration, (ii) an aggregate of 2,790,049 shares, or the Orgad Equity Consideration, of our common stock, and (iii) earn-out payments of 10% of the operating profit of Orgad for the years 2022 and 2023. The transaction closed on the same day.

The Orgad Cash Consideration is payable to the Orgad Sellers in three installments, according to the following payment schedule: (i) $300,000 which we paid upon closing, (ii) $350,000 payable on the two-year anniversary of the closing, and (iii) $350,000 payable on the three-year anniversary of the closing, provided that in the case of the second and third installments certain revenue targets are met and subject further to certain downward post-closing adjustment.

The Equity Consideration is payable to the Orgad Sellers according to the following payment schedule: (i) 1,395,025 shares were issued at closing, and (ii) 1,395,024 shares will be issued in eight equal quarterly installments until the lapse of two years from closing, subject to certain downward post-closing adjustment.

The payment of the second and third cash installments, the equity installments and the earn out are further subject in each case to the Orgad Sellers being actively engaged with Orgad at the date such payment is due (except if the Orgad Sellers resign due to reasons relating to material reduction of salary or adverse change in their position with Orgad or its affiliates).

In connection with the Orgad Agreement, each of the Orgad Sellers entered into employment agreements with Orgad and six-month lock-up agreements with us.

Naiz Bespoke Technologies Acquisition

On October 7, 2022, we entered into a Share Purchase Agreement, or the Naiz Agreement, with Borja Cembrero Saralegui, or Borja, Aritz Torre Garcia, or Aritz, Whitehole, S.L., or Whitehole, Twinbel, S.L., or Twinbel and EGI Acceleration, S.L., or EGI. Each of Borja, Aritz, Whitehole, Twinbel and EGI shall be referred to as the Naiz Sellers herein. Pursuant to the Naiz Agreement, the Naiz Sellers agreed to sell to My Size all of the issued and outstanding equity of Naiz Bespoke Technologies, S.L., or Naiz, a limited liability company incorporated under the laws of Spain. The acquisition of Naiz was completed on October 11, 2022.

In consideration of the purchase of the shares of Naiz, the Naiz Agreement provided that the Naiz Sellers are entitled to receive (i) an aggregate of 6,000,000 shares, or the Naiz Equity Consideration, of My Size common stock, or the Shares, representing in the aggregate, immediately prior to the issuance of such shares at the closing of the transaction, not more than 19.9% of the issued and outstanding Shares and (ii) up to $2,050,000 in cash, the Naiz Cash Consideration.

S-2

The Naiz Equity Consideration was issued to the Naiz Sellers at closing of the transaction of which 2,365,800 shares of My Size common stock were issued to Whitehole constituting 6.6% of our outstanding shares following such issuance. The Naiz Agreement also provides that, in the event that the actual value of the Naiz Equity Consideration (based on the average closing price of the Shares on the Nasdaq Capital Market over the 10 trading days prior to the closing of the transaction, or the Equity Value Averaging Period) is less than $1,650,000, My Size shall make an additional cash payment, or the Shortfall Value to the Naiz Sellers within 45 days of our receipt of Naiz’s 2025 audited financial statements; provided that certain revenue targets are met. Following the Equity Value Averaging Period, it was determined that the Shortfall Value is $459,240.

The Naiz Cash Consideration is payable to the Naiz Sellers in five installments, according to the following payment schedule: (i) US$500,000 at closing, (ii) up to US$500,000 within 45 days of My Size’s receipt of Naiz’s 2022 audited financial statements, (iii) up to US$350,000 within 45 days of My Size’s receipt of Naiz’s unaudited financial statements for the six months ended June 30, 2023, (iv) up to $350,000 within 45 days of My Size’s receipt of Naiz’s unaudited financial statements for the six months ended December 31, 2023, and (v) up to $350,000 within 45 days of My Size’s receipt of Naiz’s 2024 audited financial statements; provided that in the case of the second, third, fourth and fifth installments certain revenue targets are met.

The payment of the second, third, fourth and fifth cash installments are further subject to the continuing employment or involvement of Borja and Aritz, or the Key Persons, by or with Naiz at the date such payment is due (except if a Key Person is terminated from Naiz due to a Good Reason (as defined in the Naiz Agreement).

The Naiz Agreement contains customary representations, warranties and indemnification provisions. In addition, the Naiz Sellers will be subject to non-competition and non-solicitation provisions pursuant to which they agree not to engage in competitive activities with respect to My Size’s business.

In connection with the Naiz Agreement, (i) each of the Naiz Sellers entered into six-month lock-up agreements, or the Lock-Up Agreement, with My Size, (ii) Whitehole, Twinbel and EGI entered into a voting agreement, or the Voting Agreement, with My Size and (iii) each of the Key Persons entered into employment agreements and services agreements with Naiz.

The Lock-Up Agreement provides that each Naiz Seller will not, for the six-month period following the closing of the transaction, (i) offer, pledge, sell, contract to sell, sell any option, warrant or contract to purchase, purchase any option, warrant or contract to sell, grant any option, right or warrant to purchase, or otherwise transfer or dispose of, directly or indirectly, any Shares or any securities convertible into or exercisable or exchangeable for Shares in each case, that are currently or hereafter owned of record or beneficially (including holding as a custodian) by such Naiz Seller, or publicly disclose the intention to make any such offer, sale, pledge, grant, transfer or disposition; or (ii) enter into any swap, short sale, hedge or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of such Naiz Seller’s Shares regardless of whether any such transaction described in clause (i) or this clause (ii) is to be settled by delivery of Shares or such other securities, in cash or otherwise. The Lock-Up Agreement also contains an additional three-month “dribble-out” provision that provides following the expiration of the initial six-month lock-up period, without My Size’s prior written consent (which My Size shall be permitted to withhold at its sole discretion), each Naiz Seller shall not sell, dispose of or otherwise transfer on any given day a number of Shares representing more than the average daily trading volume of the Shares for the rolling 30 day trading period prior to the date on which such Seller executes a trade of the Shares.

The Voting Agreement provides that the voting of any Shares held by each of Whitehole, Twinbel and EGI, or the Naiz Acquisition Stockholders, will be exercised exclusively by a proxy designated by My Size’s board of directors from time to time, or the Proxy, and that each Naiz Acquisition Stockholder will irrevocably designate and appoint the then-current Proxy as its sole and exclusive attorney-in-fact and proxy to vote and exercise all voting right with respect to the Shares held by each Naiz Acquisition Stockholder. The Voting Agreement also provides that, if the voting power held by the Proxy, taking into account the proxies granted by the Naiz Acquisition Stockholders and the Shares owned by the Proxy, represents 20% or more of the voting power of My Size’s stockholders that will vote on an item, or the Voting Power, then the Proxy shall vote such number of Shares in excess of 19.9% of the Voting Power in the same proportion as the Shares that are voted by My Size’s other stockholders. The Voting Agreement will terminate on the earliest to occur of (i) such time that such Naiz Acquisition Stockholder no longer owns the Shares, (ii) the sale of all or substantially all of the assets of My Size or the consolidation or merger of My Size with or into any other business entity pursuant to which stockholders of My Size prior to such consolidation or merger hold less than 50% of the voting equity of the surviving or resulting entity, (iii) the liquidation, dissolution or winding up of the business operations of My Size, and (iv) the filing or consent to filing of any bankruptcy, insolvency or reorganization case or proceeding involving My Size or otherwise seeking any relief under any laws relating to relief from debts or protection of debtors.

Reverse Stock Split

On December 7, 2022, our board approved a 1-for-25 reverse stock split of our issued and outstanding shares of common stock, or the Reverse Stock Split, and on the same day, we filed with the Secretary of State of the State of Delaware a Certificate of Amendment to our Certificate of Incorporation to effect the Reverse Stock Split. The Reverse Stock Split became effective on December 8, 2022.

Warehouse Fire

On January 2, 2023, Orgad experienced a fire at its warehouse in Israel. At this time, we are not aware of any casualties or injuries associated with the fire. We are working to assess the damage and to determine when operations may be resumed at this warehouse or potentially shifted to another location. As of the date of this prospectus, it is too early to determine the potential impact of this incident on our results of operations and financial condition or the scope of insurance coverage related to this incident. However, we do not believe that this incident will affect the future sales results of Orgad.

Company Information

We were incorporated in the State of Delaware and commenced operations in September 1999 under the name Topspin Medical, Inc. In December 2013, we changed our name to Knowledgetree Ventures Inc. Subsequently, in February 2014 we changed our name to My Size, Inc. Our principal executive offices are located at 4 Hayarden St., pob 1026, Airport City, Israel 7010000, and our telephone number is +972-3-600-9030. Our website address is www.MySizeID.com. The information on our website is not part of this prospectus. We have included our website address as a factual reference and do not intend it to be an active link to our website

S-3

THE OFFERING

Shares of common stock offered by us	162,000 shares of common stock.

Pre-funded warrants offered by us

Registered pre-funded warrants to purchase up to 279,899 shares of common stock. We are also offering pursuant to this prospectus supplement and the accompanying prospectus the shares of common stock issuable upon the exercise of the registered pre-funded warrants.

Offering price per share	$3.055

Offering price per pre-funded warrant	$3.054

Shares of common stock to be outstanding immediately after this offering	1,906,016 shares of common stock (assuming full exercise of the registered pre-funded warrants).

Concurrent private placements of shares and warrants	In concurrent private placements, we are issuing (i) an aggregate of 540,098 unregistered pre-funded warrants at an offering price of $3.054 per pre-funded warrant, and (ii) unregistered Series A warrants to purchase up to an aggregate of 981,997 shares of common stock and Series B warrants to purchase up to an aggregate of 981,997 shares of common stock, in which for each share or pre-funded warrant issued in this offering and the private placement, an associated Series A and Series B warrant is being issued. Each warrant will be exercisable for one share of common stock at an exercise price of $2.805 per share and will be immediately exercisable upon issuance. The Series A warrants will expire five and one-half years from the initial exercise date and the Series B warrants will expire 28 months from the initial exercise date. The unregistered pre-funded warrants, the unregistered Series A and B warrants and the shares of common stock issuable upon the exercise of such warrants are being offered pursuant to the exemptions provided in Section 4(a)(2) under the Securities Act of 1933, as amended, or the Securities Act, and Rule 506(b) promulgated thereunder, and they are not being offered pursuant to this prospectus supplement and the accompanying prospectus. The registered and unregistered warrants are not and will not be listed for trading on any national securities exchange.

Use of proceeds	We intend to use the net proceeds of this offering for general corporate purposes and working capital. See “Use of Proceeds” on page S-8.

Risk factors	Investing in our securities is highly speculative and involves a high degree of risk. You should carefully consider the information set forth in the “Risk Factors” section beginning on page S-6 of this prospectus supplement and other information included or incorporated by reference into this prospectus supplement before deciding to invest in our securities.

Listing	Our common stock is listed on the Nasdaq Capital Market under the symbol “MYSZ” and on the Tel Aviv Stock Exchange, or the TASE, under the symbol “MYSZ.TA”.

S-4

The number of shares of common stock to be outstanding immediately after this offering is based on 1,464,117 shares of common stock outstanding as of January 10, 2023, and excludes as of such date:

●	42,339 shares of common stock issuable upon exercise of outstanding options under our 2017 Equity Incentive Plan at a weighted exercise price of $22.18;

●	1,890 shares of common stock issuable upon exercise of outstanding options under our 2017 Consultant Equity Incentive Plan and non-plan options at a weighted exercise price of $74.88;

●	76,793 shares of common stock reserved for potential future issuance pursuant to our 2017 Equity Incentive Plan and 2017 Consultant Incentive Plan, combined; and

●	270,063 shares of common stock issuable upon the exercise of warrants outstanding at a weighted exercise price of $30.21 per share, prior to giving effect to the price-based anti-dilution adjustment of warrants to purchase an aggregate of 3,682 shares of common stock as a result of this offering, under which the exercise price of such warrants will be decreased to a price per share that is equal to the lower of (x) the offering price per share and (y) the lowest volume weighted average price of our common stock on any trading day during the four trading day period immediately following the public announcement of this offering.

Unless otherwise indicated, all information in this prospectus supplement (i) excludes pre-funded warrants to purchase up to an aggregate of 540,098 shares of common stock to be issued in the concurrent private placements at an exercise price of $0.001 per share and unregistered Series A warrants to purchase up to an aggregate of 981,997 shares of common stock and Series B warrants to purchase up to an aggregate of 981,997 shares of common stock to be issued in the concurrent private placements at an exercise price of $2.805 per share, (ii) excludes 68,740 shares of our common stock issuable upon exercise of warrants to be issued to the placement agent (or its designees) as compensation in connection with this offering and the concurrent private placements at an exercise price of $3.8188 per share, (iii) assumes no exercise of the outstanding options or warrants described above, and (iv) gives retroactive effect to the 1-for-25 reverse stock split effected on December 8, 2022.

S-5

RISK FACTORS

You should carefully consider the risks described below before making an investment decision. The risks described below are not the only ones we face. Additional risks we are not presently aware of or that we currently believe are immaterial may also impair our business operations. Our business could be harmed by any of these risks. The trading price of our common stock could decline due to any of these risks, and you may lose all or part of your investment. In assessing these risks, you should also refer to the risk factors and other information contained or incorporated by reference into this prospectus supplement and the accompanying prospectus, specifically including the risk factors contained in our Annual Report on Form 10-K for the year ended December 31, 2021, filed with the SEC on March 18, 2022, and the financial statements and related notes filed therewith.

Risks Relating to this Offering

Management will have broad discretion as to the use of the net proceeds from this offering, and we may not use the proceeds effectively.

Our management will have broad discretion as to the application of the net proceeds and could use them for purposes other than those contemplated at the time of this offering. Our stockholders may not agree with the manner in which our management chooses to allocate and spend the net proceeds. Moreover, our management may use the net proceeds for corporate purposes that may not increase our results of operations or the market value of our common stock. Our failure to apply these funds effectively could have a material adverse effect on our business, delay the development of our products and cause the price of our common stock to decline.

You may experience future dilution as a result of future equity offerings and other issuances of our shares of common stock or other securities. In addition, this offering and future equity offerings and other issuances of our shares of common stock or other securities may adversely affect our shares of common stock.

In order to raise additional capital, we may in the future offer additional shares of common stock or other securities convertible into or exchangeable for shares of common stock at prices that may not be the same as the price per share in this offering. We cannot assure you that we will be able to sell shares or other securities in any other offering at a price per share that is equal to or greater than the price per share paid by investors in this offering, and investors purchasing shares or other securities in the future could have rights superior to existing shareholders. The price per share at which we sell additional shares of common stock or securities convertible into shares of common stock in future transactions may be higher or lower than the price per share in this offering.

In addition, the sale of shares in this offering and any future sales of a substantial number of shares of common stock in the public market, or the perception that such sales may occur, could adversely affect the price of our shares of common stock. We cannot predict the effect, if any, that market sales of those shares of common stock or the availability of those shares of common stock for sale will have on the market price of our shares of common stock.

Sales of a substantial number of our shares of common stock in the public market could cause our stock price to fall.

We may issue and sell additional shares of common stock in the public markets, including during this offering. As a result, a substantial number of our shares of common stock may be sold in the public market. Sales of a substantial number of our shares of common stock in the public markets, including during this offering, or the perception that such sales could occur, could depress the market price of our shares of common stock and impair our ability to raise capital through the sale of additional equity securities.

S-6

The shares of common stock offered pursuant to this offering will be subject to TASE approval.

New issuances of shares of common stock by us must be approved by TASE prior to issuance. Accordingly, the shares of common stock offered hereby are subject to TASE approval. In the event that we do not receive TASE approval for the issuance of the shares of common stock offered hereby, we may not issue such shares of common stock.

If we fail to comply with the continued listing requirements of the Nasdaq Capital Market, our common stock may be delisted and the price of our common stock and our ability to access the capital markets could be negatively impacted.

Nasdaq has established certain standards for the continued listing of a security on the Nasdaq Capital Market. The standards for continued listing include, among other things, that the minimum bid price for the listed securities not fall below $1.00 per share for a period of 30 consecutive trading days and that we maintain a minimum of $2,500,000 in shareholders’ equity.

On January 3, 2022, we were notified by the Nasdaq Stock Market that we were not in compliance with the minimum bid price requirements set forth in Nasdaq Listing Rule 5550(a)(2), or the Rule, for continued listing on the Nasdaq Capital Market. We regained compliance with the Rule on December 22, 2022, and this matter is now closed.

No assurance can be given that we will continue to meet applicable Nasdaq continued listing standards. Failure to meet applicable Nasdaq continued listing standards could result in a delisting of our common stock. A delisting of our common stock from Nasdaq could materially reduce the liquidity of our common stock and result in a corresponding material reduction in the price of our common stock. In addition, delisting could harm our ability to raise capital through alternative financing sources on terms acceptable to us, or at all, and may result in the potential loss of confidence by investors, employees and fewer business development opportunities.

Because we do not currently intend to declare cash dividends on our shares of common stock in the foreseeable future, stockholders must rely on appreciation of the value of our common stock for any return on their investment.

We have never declared or paid cash dividends on our capital stock. We currently intend to retain all of our future earnings, if any, to finance the operation, development and growth of our business. Furthermore, any future debt agreements may also preclude us from paying or place restrictions on our ability to pay dividends. As a result, capital appreciation, if any, of our common stock will be your sole source of gain with respect to your investment for the foreseeable future.

The exercise of our outstanding options and warrants will dilute stockholders and could decrease our stock price.

The exercise of our outstanding options and warrants may adversely affect our stock price due to sales of a large number of shares or the perception that such sales could occur. These factors also could make it more difficult to raise funds through future offerings of our securities, and could adversely impact the terms under which we could obtain additional equity capital. Exercise of outstanding options and warrants, vesting of outstanding restricted stock units or any future issuance of additional shares of common stock or other equity securities, including but not limited to options, warrants, restricted stock units or other derivative securities convertible into our common stock, may result in significant dilution to our stockholders and may decrease our stock price.

There is no public market for the pre-funded warrants being offered by us in this offering.

There is no established public trading market for the pre-funded warrants being sold in this offering, and we do not expect a market to develop. In addition, we do not intend to apply to list the pre-funded warrants on any securities exchange or recognized trading system. Without an active market, the liquidity of the pre-funded warrants will be limited.

Holders of the pre-funded warrants will have no rights as common stockholders until they acquire our common stock.

Until you acquire shares of our common stock upon exercise of the pre-funded warrants, you will have no rights with respect to our common stock issuable upon exercise of the pre-funded warrants, including the right to receive dividend payments, vote or respond to tender offers. Upon exercise of your pre-funded warrants, you will be entitled to exercise the rights of a common stockholder only as to matters for which the record date occurs after the exercise date.

We will not receive any meaningful amount of additional funds upon the exercise of the pre-funded warrants.

Each pre-funded warrant will be exercisable until it is fully exercised and by means of payment of the nominal cash purchase price upon exercise or by means of a “cashless exercise” according to a formula set forth in the pre-funded warrant. Accordingly, we will not receive any meaningful additional funds upon the exercise of the pre-funded warrants.

A number of our outstanding warrants contain anti-dilution provisions that, if triggered, could cause substantial dilution to our then-existing stockholders and adversely affect our stock price.

A number of our outstanding warrants contain anti-dilution provisions. As a result, upon issuance of securities in this offering, the exercise price of certain of such warrants will be reduced and as such you may experience dilution, which may be substantial and which could lower the market price of our securities. Further, the potential application of such anti-dilution rights may prevent us from seeking additional financing, which would adversely affect our ability to finance our operations and continue to support our growth initiatives.

S-7

USE OF PROCEEDS

We estimate that the net proceeds from this offering and the concurrent private placements, after deducting placement agent fees and estimated offering expenses payable by us, will be approximately $2.5 million and excluding the exercise of warrants issued in the private placements and the warrants issued as compensation to the placement agent.

We intend to use the net proceeds from the sale of the securities offered under this prospectus supplement and the concurrent private placement for general corporate purposes and working capital.

Our management will have broad discretion in the application of the net proceeds from this offering and the concurrent private placement could use them for purposes other than those contemplated at the time of this offering. Our stockholders may not agree with the manner in which our management chooses to allocate and spend the net proceeds. Moreover, our management may use the net proceeds for corporate purposes that may not result in our being profitable or increase our market value.

Pending any use, as described above, we intend to invest the net proceeds in high-quality, short-term, interest-bearing securities.

S-8

DIVIDEND POLICY

We have never declared or paid cash dividends on our capital stock. We currently intend to retain our future earnings, if any, for use in our business and therefore do not anticipate paying cash dividends in the foreseeable future. Payment of future dividends, if any, will be at the discretion of our board of directors after taking into account various factors, including our financial condition, operating results, current and anticipated cash needs and plans for expansion.

S-9

DESCRIPTION OF THE SECURITIES WE ARE OFFERING

We are offering 162,000 shares of our common stock, par value $0.001 per share and registered pre-funded warrants to purchase 279,899 shares of common stock.

Common Stock

The material terms and provision of our common stock are described under the caption “Description of Capital Stock” in the accompany prospectus.

Registered Pre-Funded Warrants

The following summary of certain terms and provisions of the pre-funded warrants that are being offered hereby is not complete and is subject to, and qualified in its entirety by, the provisions of the pre-funded warrants, the form of which will be filed with the Securities and Exchange Commission by us as an exhibit to a Current Report on Form 8-K in connection with this offering. Prospective investors should carefully review the terms and provisions of the form of Registered Pre-Funded Warrant for a complete description of the terms and conditions of the pre-funded warrants.

Duration and Exercise Price. Each Registered Pre-Funded Warrant offered hereby has an initial exercise price per share equal to $0.001. The pre-funded warrants are immediately exercisable and may be exercised at any time until the pre-funded warrants are exercised in full. The exercise price and number of shares of common stock issuable upon exercise is subject to appropriate adjustment in the event of stock dividends, stock splits, reorganizations, or similar events affecting our common stock and the exercise price. The pre-funded warrants will be issued separately and may be transferred separately immediately thereafter.

Exercisability. The pre-funded warrants are exercisable, at the option of each holder, in whole or in part, by delivering to us a duly executed exercise notice accompanied by payment in full for the number of shares of our common stock purchased upon such exercise (except in the case of a cashless exercise as discussed below). The purchaser of the pre-funded warrants in this offering may elect to deliver its exercise notice following the pricing of the offering and prior to the issuance of the pre-funded warrants at closing to have its pre-funded warrants exercised immediately upon issuance and receive shares of common stock underlying the pre-funded warrants upon closing of this offering. A holder (together with its affiliates) may not exercise any portion of the pre-funded warrant to the extent that the holder would own more than 4.99% of the outstanding common stock immediately after exercise, which percentage may be changed at the holder’s election to a lower percentage at any time or to a higher percentage not to exceed 9.99% upon 61 days’ notice to us. The purchaser of pre-funded warrants in this offering may also elect prior to the issuance of the pre-funded warrants to have the initial exercise limitation set at 9.99% of our outstanding common stock. No fractional shares of common stock will be issued in connection with the exercise of the pre-funded warrants. In lieu of fractional shares, at our election, we will either round up to the nearest whole number or we will pay a cash adjustment in respect of such final fraction in an amount equal to such fraction multiplied by the exercise price.

Cashless Exercise. A holder may elect to receive upon exercise of its pre-funded warrants (either in whole or in part) the net number of shares of common stock determined according to a formula set forth in the pre-funded warrants in lieu of making the cash payment otherwise contemplated to be made to us upon such exercise in payment of the aggregate exercise price.

Transferability. Subject to applicable laws, a pre-funded warrants may be transferred at the option of the holder upon surrender of the pre-funded warrants to us together with the appropriate instruments of transfer.

Exchange Listing. There is no trading market available for the pre-funded warrants on any securities exchange or nationally recognized trading system. We do not intend to list the pre-funded warrants on any securities exchange or nationally recognized trading system.

Right as a Stockholder. Except as otherwise provided in the pre-funded warrants or by virtue of such holder’s ownership of shares of our common stock, the holders of the pre-funded warrants do not have the rights or privileges of holders of our common stock, including any voting rights, until they exercise their pre-funded warrants.

S-10

Fundamental Transaction. In the event of any fundamental transaction, as described in the pre-funded warrants and generally including any merger with or into another entity, sale of all or substantially all of our assets, tender offer or exchange offer, reclassification of our common stock, or purchase agreement or other business combination pursuant to which another person or group of persons acquires more than 50% of the outstanding shares of our common stock, then upon any subsequent exercise of a Registered Pre-Funded Warrant, the holder will have the right to receive as alternative consideration, for each share of our common stock that would have been issuable upon such exercise immediately prior to the occurrence of such fundamental transaction, the number of shares of common stock of the successor or acquiring corporation or of our company, if it is the surviving corporation, and any additional consideration receivable upon or as a result of such transaction by a holder of the number of shares of our common stock for which the pre-funded warrant is exercisable immediately prior to such event.

CAPITALIZATION

The following table sets forth our consolidated cash and capitalization as of September 30, 2022. Such information is set forth on the following basis:

●	actual basis;

●	on an as adjusted basis to give further effect to (i) the offering of 441,899 shares of common stock in a registered direct offering placement (assuming full exercise of the pre-funded warrants issued thereunder), and (ii) the sale of 540,098 unregistered pre-funded warrants in a concurrent private placement (assuming full exercise of the pre-funded warrants issued thereunder), after deducting the placement agent fees and estimated offering expenses payable by us.

You should read this table in conjunction with the section of this prospectus supplement under the caption “Use of Proceeds”, as well as our “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and our consolidated financial statements and other financial information included or incorporated by reference in this prospectus supplement.

	As of September 30, 2022 (unaudited) (in $ thousands, except share and per share amounts)
	Actual	As Adjusted
Cash and cash equivalents	4,360	6,860
Total current liabilities	(2,135)	(2,135)
Stockholders’ equity:
Common Stock, $0.001 par value 200,000,000 shares authorized, 1,029,051 shares issued and outstanding, actual; 2,011,048 shares issued and outstanding, pro forma	(1)	(4)
Additional paid-in capital	(45,852)	(48,349)
Accumulated deficit	40,468	40,468
Accumulated other comprehensive loss	(440)	(440)
Total stockholders’ equity	4,945	7,445

The above discussion and table are based on 1,029,051 shares of common stock outstanding as of September 30, 2022 and excludes as of such date:

●	33,673 shares of common stock issuable upon exercise of outstanding options under our 2017 Equity Incentive Plan at a weighted exercise price of $26.53;

●	1,890 shares of common stock issuable upon exercise of outstanding options under our 2017 Consultant Equity Incentive Plan and non-plan options at a weighted exercise price of $74.88;

●	203,260 shares of common stock reserved for potential future issuance pursuant to our 2017 Equity Incentive Plan and 2017 Consultant Incentive Plan, combined; and

●	293,996 shares of common stock issuable upon the exercise of warrants outstanding at a weighted exercise price of $31.11 per share, prior to giving effect to the price-based anti-dilution adjustment of warrants to purchase an aggregate of 4,714 shares of common stock as a result of this offering, under which the exercise price of such warrants will be decreased to a price per share that is equal to the lower of (x) the offering price per share and (y) the lowest volume weighted average price of our common stock on any trading day during the four trading day period immediately following the public announcement of this offering.

S-11

PLAN OF DISTRIBUTION

Pursuant to an engagement letter, we have engaged H.C. Wainwright & Co., LLC, or Wainwright, as our exclusive placement agent for this offering. The engagement agreement does not give rise to any commitment by Wainwright to purchase any of the securities, and Wainwright will have no authority to bind us by virtue of the engagement agreement. Wainwright is not purchasing or selling any shares, nor are they required to arrange for the purchase and sale of any specific number or dollar amount of securities other than the use its reasonable “best efforts” to arrange for the sale of shares by us. Therefore, we may not sell the entire amount of securities being offered. Wainwright may engage one or more sub-agents or selected dealers to assist with the offering.

We have entered into a securities purchase agreement directly with the investor in connection with this offering, and we will only sell to investors who have entered into the securities purchase agreement. The investor in the offering has agreed to not offer, sell or otherwise dispose of the shares purchased in the offering up to and including January 12, 2023.

We expect to deliver the securities being offered pursuant to this prospectus supplement on or about January 12, 2023.

In addition, we have agreed that (i) we will not conduct any issuances of our common stock or common stock equivalents for a period 60 days following the closing of this offering, and (ii) we will not enter into a variable rate transaction for a period ending on the 12-month anniversary of the closing of this offering. Notwithstanding the foregoing, we may enter into and effect sales pursuant to an at-the-market facility following six (6) months following the closing of this offering.

Upon the closing of this offering, we will pay Wainwright a cash fee equal to 7.0% of the gross proceeds to us from the sale of the securities in the offering and the concurrent private placement. We have also agreed to pay Wainwright a management fee equal to 1.0% of the gross proceeds to us from the sale of the securities in the offering and the concurrent private placement, a non-accountable expense allowance of $85,000 payable to Wainwright in connection with this offering and the concurrent private placement and clearing expenses of $15,950. We estimate the total expenses of this offering, which will be payable by us, excluding the placement agent fees and expenses, will be approximately $173,000.

In addition, we have agreed to issue to the placement agent or its designees warrants to purchase up to 7.0% of the aggregate number of shares of common stock and pre-funded warrants sold in this offering and the concurrent private placement, or warrants to purchase up to 68,740 shares of common stock. The placement agent warrants will have an exercise price equal to $3.8188, or 125% of the offering price per share and associated warrants and will be exercisable for five years from the commencement of the sales pursuant to this offering.

Wainwright shall also be entitled to the foregoing cash fee and warrant compensation (other than the non-accountable expense allowance) with respect to certain investors contacted by Wainwright or introduced to us by Wainwright during the term of the engagement letter that invest in any subsequent capital-raising transaction during the 15-month period following the termination or expiration of the engagement letter.

We have also granted the placement agent a right of first refusal for a period of twelve months following the closing of this offering to act as sole book-running manager, sole underwriter or sole placement agent for each and every future public offering (including at-the-market facility) or private placement of equity or any other capital-raising financing of equity, equity-linked or debt securities by us or any of our subsidiaries.

We have agreed to indemnify Wainwright and specified other persons against certain liabilities relating to or arising out of Wainwright’s activities under the engagement letter and to contribute to payments that Wainwright may be required to make in respect of such liabilities.

S-12

Wainwright may be deemed to be an underwriter within the meaning of Section 2(a)(11) of the Securities Act, and any commissions received by it and any profit realized on the resale of the securities sold by it while acting as principal might be deemed to be underwriting discounts or commissions under the Securities Act. As an underwriter, Wainwright would be required to comply with the requirements of the Securities Act and the Exchange Act, including, without limitation, Rule 415(a)(4) under the Securities Act and Rule 10b-5 and Regulation M under the Exchange Act. These rules and regulations may limit the timing of purchases and sales of shares of common stock by Wainwright acting as principal. Under these rules and regulations, Wainwright:

●	may not engage in any stabilization activity in connection with our securities; and

●	may not bid for or purchase any of our securities or attempt to induce any person to purchase any of our securities, other than as permitted under the Exchange Act, until it has completed its participation in the distribution.

The securities purchase agreement is included as an exhibit to a Current Report on Form 8-K that we have filed with the SEC and that is incorporated by reference into the registration statement of which this prospectus supplement forms a part.

From time to time, Wainwright may provide in the future various advisory, investment and commercial banking and other services to us in the ordinary course of business, for which they have received and may continue to receive customary fees and commissions. The placement agent acted as our sales agent for our at-the-market offering facility that was established in September 2019 and as placement agent in a registered direct offering in January 2020 and public offering in May 2020 and as placement agent in a registered direct offering and private placement in October 2021. However, except as disclosed in this prospectus supplement, we have no present arrangements with Wainwright for any further services.

The transfer agent for our shares of common stock is VStock Transfer, LLC.

Our common stock is listed on the Nasdaq Capital Market under the symbol “MYSZ” and on the Tel Aviv Stock Exchange, or the TASE, under the symbol “MYSZ”.

S-13

CONCURRENT PRIVATE PLACEMENTS OF SHARES AND WARRANTS

In concurrent private placements, we are issuing (i) unregistered pre-funded warrants to purchase up to an aggregate of 540,098 shares of common stock at an offering price of $3.054 per pre-funded warrant, and (ii) unregistered Series A warrants to purchase up to an aggregate of 981,997 shares of common stock and Series B warrants to purchase up to an aggregate of 981,997 shares of common stock, in which for each share or pre-funded warrant issued in this offering and the private placement, an associated Series A and Series B warrant is being issued. The unregistered pre-funded warrants have an exercise price of $0.001 per share, will be immediately exercisable upon issuance, and will not expire until fully exercised. Each Series A and Series B warrant will be exercisable for one share of common stock at an exercise price of $2.805 per share and will be immediately exercisable. The Series A warrants will expire five and one-half years from the initial exercise date and the Series B warrants will expire 28 months from the initial exercise date. The unregistered shares, the unregistered Series A and Series B warrants and the shares of common stock issuable upon the exercise of the such unregistered warrants are being offered pursuant to the exemptions provided in Section 4(a)(2) under the Securities Act of 1933, as amended, or the Securities Act, and Rule 506(b) promulgated thereunder, and they are not being offered pursuant to this prospectus supplement and the accompanying prospectus. The registered and unregistered warrants issued in the concurrent private placements are not and will not be listed for trading on any national securities exchange.

Accordingly, the investors may exercise the unregistered common stock warrants and sell the shares of common stock issuable upon the exercise of such warrants only pursuant to an effective registration statement under the Securities Act covering the resale of those shares, an exemption under Rule 144 under the Securities Act or another applicable exemption under the Securities Act.

All purchasers are required to be “accredited investors” as such term is defined in Rule 501(a) under the Securities Act.

A holder of warrants will not have the right to exercise any portion of its warrants if the holder, together with its affiliates, would beneficially own in excess of 4.99% (or, at the election of a holder prior to the date of issuance, 9.99%) of the number of shares of our common stock outstanding immediately after giving effect to such exercise; provided, however, that upon notice to the Company, the holder may increase or decrease such beneficial ownership limitation, provided that in no event shall such beneficial ownership limitation exceed 9.99% and any increase in the beneficial ownership limitation will not be effective until 61 days following notice of such increase from the holder to us. In addition, the holders of the warrants will have the right to participate in any rights offering or distribution of assets together with the holders of our common stock on an as-exercised basis.

The exercise price and number of the shares of our common stock issuable upon the exercise of the warrants will be subject to adjustment for stock splits, reverse splits, and similar capital transactions, as described in the warrants. The warrants will be exercisable on a “cashless” basis in certain circumstances.

If a fundamental transaction occurs, then the successor entity will succeed to, and be substituted for us, and may exercise every right and power that we may exercise and will assume all of our obligations under the purchase warrants with the same effect as if such successor entity had been named in the purchase warrant itself. If holders of shares of our common stock are given a choice as to the securities, cash or property to be received in a fundamental transaction, then the holder shall be given the same choice as to the consideration it receives upon any exercise of the purchase warrant following such fundamental transaction. Additionally, as more fully described in the warrants, in the event of certain fundamental transactions, the holders of warrants will be entitled to receive consideration in an amount equal to the Black Scholes value of the warrants on the date of consummation of such transaction.

As part of the concurrent private placements, we have agreed to register for resale the shares of common stock issuable upon exercise of the unregistered warrants sold in the concurrent private placements.

S-14

LEGAL MATTERS

The validity of the shares of common stock and registered pre-funded warrants offered hereby will be passed upon for us by Greenberg Traurig, LLP, New York, New York.

EXPERTS

The consolidated financial statements of My Size, Inc. as of December 31, 2021 and 2020, and for each of the years in the two-year period ended December 31, 2021, have been incorporated by reference herein and in the registration statement in reliance upon the report of Somekh Chaikin, member firm of KPMG International, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

The audit report covering the December 31, 2021 consolidated financial statements refers to a change in accounting principle in regards to stock compensation for nonemployee share-based payments.

WHERE YOU CAN FIND MORE INFORMATION

This prospectus supplement and the accompanying prospectus are part of the registration statement on Form S-3 we filed with the Securities and Exchange Commission, under the Securities Act, and do not contain all the information set forth in the registration statement. Whenever a reference is made in this prospectus supplement or the accompanying prospectus to any of our contracts, agreements or other documents, the reference may not be complete, and you should refer to the exhibits that are a part of the registration statement or the exhibits to the reports or other documents incorporated by reference into this prospectus supplement and the accompanying prospectus for a copy of such contract, agreement or other document. You may inspect a copy of the registration statement, including the exhibits and schedules, without charge, at the SEC’s public reference room mentioned below, or obtain a copy from the SEC upon payment of the fees prescribed by the SEC.

Because we are subject to the information and reporting requirements of the Exchange Act, we file annual, quarterly and special reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC’s website at www.sec.gov.

We also maintain a web site at www.MySizeID.com, through which you can access our SEC filings. The information set forth on our web site is not part of this prospectus supplement.

S-15

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” information into this prospectus. This means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information that we incorporate by reference is considered to be part of this prospectus. Because we are incorporating by reference our future filings with the SEC, this prospectus is continually updated and those future filings may modify or supersede some or all of the information included or incorporated in this prospectus. This means that you must look at all of the SEC filings that we incorporate by reference to determine if any of the statements in this prospectus or in any document previously incorporated by reference have been modified or superseded. This prospectus incorporates by reference the documents listed below and any future filings we will make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, (i) after the date of the initial registration statement and prior to effectiveness of the registration statement, and (ii) on or after the date of this prospectus until the earlier of the date on which all of the securities registered hereunder have been sold or the registration statement of which this prospectus is a part has been withdrawn:

●	our Annual Report on Form 10-K for the fiscal year ended December 31, 2021, filed with the SEC on March 18, 2022;

●	our Quarterly Report on Form 10-Q for the three months ended March 31, 2022 filed with the SEC on May 12, 2022, for the six months ended June 30, 2022 filed with the SEC on August 15, 2022 and for the nine months ended September 30, 2022 filed with the SEC on November 14, 2022;

●	our Current Reports on Form 8-K filed with the SEC on January 3, 2022, January 4, 2022, January 7, 2022, February 1, 2022, February 8, 2022, April 11, 2022, July 7, 2022, October 4, 2022, October 12, 2022, December 7, 2022, December 27, 2022 (two filings), January 4, 2023 and January 10, 2023;

●	our definitive proxy statement on Schedule 14A relating to our 2022 annual meeting of stockholders filed on November 4, 2022;

●	the description of our common stock, which is contained in the registration statement on Form 8-A filed with the SEC on June 14, 2016 (File No. 001-37370).

Notwithstanding the foregoing, information furnished under Items 2.02 and 7.01 of any Current Report on Form 8-K, including the related exhibits, is not incorporated by reference in this prospectus.

The information about us contained in this prospectus should be read together with the information in the documents incorporated by reference. You may request a copy of any or all of these filings, at no cost, by writing or telephoning us at: Or Kles, Chief Financial Officer, Hayarden 4, Airport City, Israel 701000, telephone number 972-3-600-9030.

S-16

PROSPECTUS

MY SIZE, INC.

$100,000,000

Common Stock

Debt Securities

Warrants

Units

We may offer and sell, from time to time in one or more offerings, any combination of common stock, debt securities, warrants to purchase common stock or debt securities, or any combination of the foregoing, either individually or as units comprised of one or more of the other securities, having an aggregate initial offering price not exceeding $100,000,000.

This prospectus provides a general description of the securities we may offer. Each time we sell a particular class or series of securities, we will provide specific terms of the securities offered in a supplement to this prospectus. The prospectus supplement and any related free writing prospectus may also add, update or change information contained in this prospectus. We may also authorize one or more free writing prospectuses to be provided to you in connection with these offerings. You should read carefully this prospectus, the applicable prospectus supplement and any related free writing prospectus, as well as any documents incorporated by reference herein or therein before you invest in any of our securities.

This prospectus may not be used to offer or sell our securities unless accompanied by a prospectus supplement relating to the offered securities.

Our common stock is presently listed on the Nasdaq Capital Market under the symbol “MYSZ.” On December 22, 2020, the last reported sale price of our common stock was $1.28. The applicable prospectus supplement will contain information, where applicable, as to any other listing on the Nasdaq Capital Market or any securities market or other exchange of the securities, if any, covered by the prospectus supplement.

The aggregate market value of our outstanding common stock held by non-affiliates pursuant to General Instruction I.B.6 of Form S-3 was approximately $9.1 million, which was calculated based on 7,232,836 shares of common stock outstanding, as of December 22, 2020, of which 7,115,773 shares were held by non-affiliates, and a price per share of $1.28 which was the closing sale price of our common stock on the Nasdaq Capital Market on December 22, 2020. We have sold securities with an aggregate market value of approximately $2.0 million pursuant to General Instruction I.B.6. of Form S-3 during the prior 12 calendar month period that ends on and includes the date hereof.

These securities may be sold directly by us, through dealers or agents designated from time to time, to or through underwriters, dealers or through a combination of these methods on a continuous or delayed basis. See “Plan of Distribution” in this prospectus. We may also describe the plan of distribution for any particular offering of our securities in a prospectus supplement. If any agents, underwriters or dealers are involved in the sale of any securities in respect of which this prospectus is being delivered, we will disclose their names and the nature of our arrangements with them in a prospectus supplement. The price to the public of such securities and the net proceeds we expect to receive from any such sale will also be included in a prospectus supplement.

Investing in our securities involves various risks. See “Risk Factors” contained herein for more information on these risks. Additional risks will be described in the related prospectus supplements under the heading “Risk Factors”. You should review that section of the related prospectus supplements for a discussion of matters that investors in our securities should consider.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities, or passed upon the adequacy or accuracy of this prospectus or any accompanying prospectus supplement. Any representation to the contrary is a criminal offense.

The date of this Prospectus is December 30, 2020.

i

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission (the “SEC”) under the Securities Act of 1933, as amended (the “Securities Act”) using a “shelf” registration process. Under this shelf registration process, we may from time to time sell common stock, debt securities or warrants to purchase common stock, debt securities, or any combination of the foregoing, either individually or as units comprised of one or more of the other securities, in one or more offerings up to a total dollar amount of $100,000,000. We have provided to you in this prospectus a general description of the securities we may offer. Each time we sell securities under this shelf registration, we will, to the extent required by law, provide a prospectus supplement that will contain specific information about the terms of that offering, including the prices and terms of the securities we offer. We may also authorize one or more free writing prospectuses to be provided to you that may contain material information relating to these offerings. The prospectus supplement and any related free writing prospectus that we may authorize to be provided to you may also add, update or change information contained in this prospectus or in any documents that we have incorporated by reference into this prospectus. To the extent there is a conflict between the information contained in this prospectus and the prospectus supplement or any related free writing prospectus, you should rely on the information in the prospectus supplement or the related free writing prospectus; provided that if any statement in one of these documents is inconsistent with a statement in another document having a later date — for example, a document incorporated by reference in this prospectus or any prospectus supplement or any related free writing prospectus — the statement in the document having the later date modifies or supersedes the earlier statement.

We have not authorized any dealer, agent or other person to give any information or to make any representation other than those contained or incorporated by reference in this prospectus, any accompanying prospectus supplement or any related free writing prospectus that we may authorize to be provided to you. You must not rely upon any information or representation not contained or incorporated by reference in this prospectus or an accompanying prospectus supplement, or any related free writing prospectus that we may authorize to be provided to you. This prospectus, the accompanying prospectus supplement and any related free writing prospectus, if any, do not constitute an offer to sell or the solicitation of an offer to buy any securities other than the registered securities to which they relate, nor do this prospectus, the accompanying prospectus supplement or any related free writing prospectus, if any, constitute an offer to sell or the solicitation of an offer to buy securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction. You should not assume that the information contained in this prospectus, any applicable prospectus supplement or any related free writing prospectus is accurate on any date subsequent to the date set forth on the front of the document or that any information we have incorporated by reference is correct on any date subsequent to the date of the document incorporated by reference (as our business, financial condition, results of operations and prospects may have changed since that date), even though this prospectus, any applicable prospectus supplement or any related free writing prospectus is delivered or securities are sold on a later date.

As permitted by the rules and regulations of the SEC, the registration statement, of which this prospectus forms a part, includes additional information not contained in this prospectus. You may read the registration statement and the other reports we file with the SEC at the SEC’s web site or at the SEC’s offices described below under the heading “Where You Can Find Additional Information.”

Company References

In this prospectus, “My Size,” “the Company,” “we,” “us,” and “our” refer to My Size, Inc., a Delaware corporation, unless the context otherwise requires.

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OUR BUSINESS

This summary highlights selected information contained elsewhere in this prospectus that we consider important. This summary does not contain all of the information you should consider before investing in our securities. You should read this summary together with the entire prospectus, including the risks related to our business, our industry, investing in our shares of common stock and our location in Israel, that we describe under “Risk Factors” and our consolidated financial statements and the related notes before making an investment in our securities.

Overview

We are a creator of mobile device measurement solutions that has developed innovative solutions designed to address shortcomings in multiple verticals, including the e-commerce fashion/apparel, shipping/parcel and do it yourself, or DIY, industries. Utilizing our sophisticated algorithms within our proprietary technology, we can calculate and record measurements in a variety of novel ways, and most importantly, increase revenue for businesses across the globe.

Our solutions can be utilized to accurately take measurements of a variety of items via a mobile device. By downloading the application to a smartphone, the user is then able to run the mobile device over the surface of an item the user wishes to measure. The information is then automatically sent to a cloud-based server where the dimensions are calculated through our proprietary algorithms, and the accurate measurements (+ or - 2 centimeters) are then sent back to the user’s mobile device. We believe that the commercial applications for this technology are significant in many areas.

Currently, we are mainly focusing on the e-commerce fashion/apparel industry. In addition, our solutions address the shipping/parcel and DIY uses markets.

We are in the commercialization phase of our products, although we have only generated minimal revenues to date. While we rollout our products to major retailers and apparel companies, there is a lead time for new customers to ramp up before we can recognize revenue. This lead time varies between customers, especially when the customer is a tier 1 retailer, where the integration process may take longer. Generally, first we integrate our product into a customer’s online platform, which is followed by piloting and implementation, and, assuming we are successful, commercial roll-out, all of which takes time before we expect it to impact our financial results in a meaningful way. While we have begun generating initial sales revenue, we do not expect to generate meaningful revenue during the upcoming quarters. In addition, the COVID-19 pandemic has had a particularly adverse impact on the retail industry and this has resulted in an adverse impact on our marketing and sales activities. For example, we have three ongoing pilots with international retailers that have been halted, we are unable to participate physically in industry conferences, our ability to meet with potential customers is limited and in certain instances sales processes have been delayed or cancelled. Because of the numerous risks and uncertainties associated with the COVID-19 pandemic, the success of our market penetration and our dependence on the extent to which MySizeID is adopted and utilized, we are unable to predict the extent to which we will recognize revenue. We may be unable to successfully develop or market any of our current or proposed products or technologies, those products or technologies may not generate any revenues, and any revenues generated may not be sufficient for us to become profitable or thereafter maintain profitability

Company Information

We were incorporated in the State of Delaware on September 20, 1999 under the name Topspin Medical, Inc. In December 2013, we changed our name to Knowledgetree Ventures Inc. Subsequently, in February 2014, we changed our name to MySize, Inc. Subsequently, in February 2014, the Company changed its name to My Size, Inc. Our principal executive offices are located at HaYarden 4, POB 1026, Airport City, Israel, 7010000, and our telephone number is +972-3-600-9030. Our website address is www.MySizeID.com. The information on our website is not part of this prospectus. We have included our website address as a factual reference and do not intend it to be an active link to our website.

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RISK FACTORS

Before purchasing any of the securities you should carefully consider the risk factors incorporated by reference in this prospectus from our most recent Annual Report on Form 10-K and any subsequent Quarterly Report on Form 10-Q or Current Report on Form 8-K, as well as the risks, uncertainties and additional information set forth in our SEC reports on Forms 10-K, 10-Q and 8-K and in the other documents incorporated by reference in this prospectus. For a description of these reports and documents, and information about where you can find them, see “Where You Can Find More Information” and “Incorporation of Documents By Reference.” Additional risks not presently known or that we presently consider to be immaterial could subsequently materially and adversely affect our financial condition, results of operations, business and prospects.

FORWARD-LOOKING STATEMENTS

This prospectus, including the documents that we incorporate by reference, contains forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. Any statements in this prospectus and any accompanying prospectus supplement about our expectations, beliefs, plans, objectives, assumptions or future events or performance are not historical facts and are forward-looking statements. These statements are often, but not always, made through the use of words or phrases such as “believe,” “will,” “expect,” “anticipate,” “estimate,” “intend,” “plan” and “would.” For example, statements concerning financial condition, possible or assumed future results of operations, growth opportunities, industry ranking, plans and objectives of management, markets for our common stock and future management and organizational structure are all forward-looking statements. Forward-looking statements are not guarantees of performance. They involve known and unknown risks, uncertainties and assumptions that may cause actual results, levels of activity, performance or achievements to differ materially from any results, levels of activity, performance or achievements expressed or implied by any forward-looking statement.

Any forward-looking statements are qualified in their entirety by reference to the risk factors discussed throughout this prospectus and any accompanying prospectus supplement. Some of the risks, uncertainties and assumptions that could cause actual results to differ materially from estimates or projections contained in the forward-looking statements include but are not limited to:

●	our history of losses and needs for additional capital to fund our operations and our inability to obtain additional capital on acceptable terms, or at all;

●	risks related to our ability to continue as a going concern;

●	risk related to the COVID-19 pandemic;

●	the new and unproven nature of the measurement technology markets;

●	our ability to achieve customer adoption of our products;

●	our dependence on assets we purchased from a related party and the risk that such assets may in the future be repurchased;

●	our ability to enhance our brand and increase market awareness;

●	our ability to introduce new products and continually enhance our product offerings;

●	the success of our strategic relationships with third parties;

●	information technology system failures or breaches of our network security;

●	competition from competitors;

●	our reliance on key members of our management team;

●	current or future litigation; and

●	the impact of the political and security situation in Israel on our business.

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The foregoing list sets forth some, but not all, of the factors that could affect our ability to achieve results described in any forward-looking statements. You should read this prospectus and the documents that we reference herein and have filed as exhibits to the registration statement, of which this prospectus is part, completely and with the understanding that our actual future results may be materially different from what we expect. You should assume that the information appearing in this prospectus is accurate as of the date on the front cover of this prospectus. Because the risk factors referred to on page 3 of this prospectus and incorporated herein by reference, could cause actual results or outcomes to differ materially from those expressed in any forward-looking statements made by us or on our behalf, you should not place undue reliance on any forward-looking statements.

Further, any forward-looking statement speaks only as of the date on which it is made, and we undertake no obligation to update any forward-looking statement to reflect events or circumstances after the date on which the statement is made or to reflect the occurrence of unanticipated events. New factors emerge from time to time, and it is not possible for us to predict which factors will arise. In addition, we cannot assess the impact of each factor on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements. We qualify all of the information presented in this prospectus, and particularly our forward-looking statements, by these cautionary statements.

USE OF PROCEEDS

Except as described in any prospectus supplement and any free writing prospectus in connection with a specific offering, we currently intend to use the net proceeds from the sale of the securities offered under this prospectus for working capital, repayment of trade payables and general corporate purposes. We have not determined the amount of net proceeds to be used specifically for the foregoing purposes. As a result, our management will have broad discretion in the allocation of the net proceeds and investors will be relying on the judgment of our management regarding the application of the proceeds of any sale of the securities.

Each time we offer securities under this prospectus, we will describe the intended use of the net proceeds from that offering in the applicable prospectus supplement. The actual amount of net proceeds we spend on a particular use will depend on many factors, including, our future capital expenditures, the amount of cash required by our operations, and our future revenue growth, if any. Therefore, we will retain broad discretion in the use of the net proceeds.

THE SECURITIES WE MAY OFFER

We may offer shares of common stock, debt securities or warrants to purchase common stock, debt securities, or any combination of the foregoing, either individually or as units comprised of one or more of the other securities. We may offer up to $100,000,000 of securities under this prospectus. If securities are offered as units, we will describe the terms of the units in a prospectus supplement.

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DESCRIPTION OF CAPITAL STOCK

General

The following description of our capital stock, together with any additional information we include in any applicable prospectus supplement or any related free writing prospectus, summarizes the material terms and provisions of our common stock that we may offer under this prospectus. While the terms we have summarized below will apply generally to any future common stock that we may offer, we will describe the particular terms of any class or series of these securities in more detail in the applicable prospectus supplement. For the complete terms of our common stock, please refer to our Certificate of Incorporation and our Bylaws that are incorporated by reference into the registration statement of which this prospectus is a part or may be incorporated by reference in this prospectus or any applicable prospectus supplement. The terms of these securities may also be affected by Delaware General Corporation Law. The summary below and that contained in any applicable prospectus supplement or any related free writing prospectus are qualified in their entirety by reference to our Certificate of Incorporation and Bylaws.

As of the date of this prospectus, our authorized capital stock consisted of 100,000,000 shares of common stock, $0.001 par value per share. As of December 22, 2020, there were 7,232,836 shares of our common stock issued and outstanding.

Common Stock

Holders of our common stock are entitled to one vote per share. Our Certificate of Incorporation does not provide for cumulative voting. Holders of our common stock are entitled to receive ratably such dividends, if any, as may be declared by our board of directors (the “Board” or “Board of Directors”) out of legally available funds. However, the current policy of our Board is to retain earnings, if any, for the operation and expansion of our company. Upon liquidation, dissolution or winding-up, the holders of our common stock are entitled to share ratably in all of our assets which are legally available for distribution, after payment of or provision for all liabilities. The holders of our common stock have no preemptive, subscription, redemption or conversion rights.

Anti-Takeover Effects of Certain Provisions of our Certificate of Incorporation, Bylaws and the DGCL

Certain provisions of our Certificate of Incorporation and Bylaws, which are summarized in the following paragraphs, may have the effect of discouraging potential acquisition proposals or making a tender offer or delaying or preventing a change in control, including changes a stockholder might consider favorable. Such provisions may also prevent or frustrate attempts by our stockholders to replace or remove our management. In particular, the Certificate of Incorporation and Bylaws and Delaware law, as applicable, among other things:

●	provide the Board with the ability to alter the bylaws without stockholder approval;

●	place limitations on the removal of directors; and

●	provide that vacancies on the board of directors may be filled by a majority of directors in office, although less than a quorum.

These provisions are expected to discourage certain types of coercive takeover practices and inadequate takeover bids and to encourage persons seeking to acquire control of us to first negotiate with its board. These provisions may delay or prevent someone from acquiring or merging with us, which may cause our market price of our common stock to decline.

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Advance Notice Bylaws. Our Bylaws contain an advance notice procedure for stockholder proposals to be brought before any meeting of stockholders, including proposed nominations of persons for election to our Board of Directors. Stockholders at any meeting will only be able to consider proposals or nominations specified in the notice of meeting or brought before the meeting by or at the direction of our Board of Directors or by a stockholder who was a stockholder of record on the record date for the meeting, who is entitled to vote at the meeting and who has given our corporate secretary timely written notice, in proper form, of the stockholder’s intention to bring that business before the meeting. Although the Bylaws do not give our Board of Directors the power to approve or disapprove stockholder nominations of candidates or proposals regarding other business to be conducted at a special or annual meeting, the Bylaws may have the effect of precluding the conduct of certain business at a meeting if the proper procedures are not followed or may discourage or deter a potential acquirer from conducting a solicitation of proxies to elect its own slate of directors or otherwise attempting to obtain control of us.

Interested Stockholder Transactions. We are subject to Section 203 of the Delaware General Corporation Law (“DGCL”) which, subject to certain exceptions, prohibits “business combinations” between a publicly-held Delaware corporation and an “interested stockholder,” which is generally defined as a stockholder who becomes a beneficial owner of 15% or more of a Delaware corporation’s voting stock for a three-year period following the date that such stockholder became an interested stockholder.

Limitations on Liability, Indemnification of Officers and Directors and Insurance

The DGCL authorizes corporations to limit or eliminate the personal liability of directors to corporations and their stockholders for monetary damages for breaches of directors’ fiduciary duties as directors and Certificate of Incorporation will include such an exculpation provision. Our Certificate of Incorporation and Bylaws will include provisions that indemnify, to the fullest extent allowable under the DGCL, the personal liability of directors or officers for monetary damages for actions taken as a director or officer of us, or for serving at our request as a director or officer or another position at another corporation or enterprise, as the case may be. Our Certificate of Incorporation and Bylaws will also provide that we must indemnify and advance reasonable expenses to our directors and officers, subject to our receipt of an undertaking from the indemnified party as may be required under the DGCL. Our Certificate of Incorporation will expressly authorize us to carry directors’ and officers’ insurance to protect us, our directors, officers and certain employees for some liabilities. The limitation of liability and indemnification provisions in our Certificate of Incorporation and Bylaws may discourage stockholders from bringing a lawsuit against directors for breach of their fiduciary duty. These provisions may also have the effect of reducing the likelihood of derivative litigation against our directors and officers, even though such an action, if successful, might otherwise benefit us and our stockholders. However, these provisions do not limit or eliminate our rights, or those of any stockholder, to seek non-monetary relief such as injunction or rescission in the event of a breach of a director’s duty of care. The provisions will not alter the liability of directors under the federal securities laws. In addition, your investment may be adversely affected to the extent that, in a class action or direct suit, we pay the costs of settlement and damage awards against directors and officers pursuant to these indemnification provisions. There is currently no pending material litigation or proceeding against any of our directors, officers or employees for which indemnification is sought.

Authorized but Unissued Shares

Our authorized but unissued shares of common stock will be available for future issuance without your approval. We may use additional shares for a variety of purposes, including future public offerings to raise additional capital, to fund acquisitions and as employee compensation. The existence of authorized but unissued shares of common stock could render more difficult or discourage an attempt to obtain control of us by means of a proxy contest, tender offer, merger or otherwise.

Transfer Agent and Registrar

The Transfer Agent and Registrar for our common stock is VStock Transfer, LLC.

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DESCRIPTION OF DEBT SECURITIES

The following description, together with the additional information we include in any applicable prospectus supplements or free writing prospectuses, summarizes the material terms and provisions of the debt securities that we may offer under this prospectus. We may issue debt securities, in one or more series, as either senior or subordinated debt or as senior or subordinated convertible debt. While the terms we have summarized below will apply generally to any future debt securities we may offer under this prospectus, we will describe the particular terms of any debt securities that we may offer in more detail in the applicable prospectus supplement or free writing prospectus. The terms of any debt securities we offer under a prospectus supplement may differ from the terms we describe below. However, no prospectus supplement shall fundamentally change the terms that are set forth in this prospectus or offer a security that is not registered and described in this prospectus at the time of its effectiveness. As of the date of this prospectus, we have no outstanding registered debt securities. Unless the context requires otherwise, whenever we refer to the “indentures,” we also are referring to any supplemental indentures that specify the terms of a particular series of debt securities.

We will issue any senior debt securities under the senior indenture that we will enter into with the trustee named in the senior indenture. We will issue any subordinated debt securities under the subordinated indenture and any supplemental indentures that we will enter into with the trustee named in the subordinated indenture. We have filed forms of these documents as exhibits to the registration statement, of which this prospectus is a part, and supplemental indentures and forms of debt securities containing the terms of the debt securities being offered will be filed as exhibits to the registration statement of which this prospectus is a part or will be incorporated by reference from reports that we file with the SEC.

The indentures will be qualified under the Trust Indenture Act of 1939, as amended, or the Trust Indenture Act. We use the term “trustee” to refer to either the trustee under the senior indenture or the trustee under the subordinated indenture, as applicable.

The following summaries of material provisions of the senior debt securities, the subordinated debt securities and the indentures are subject to, and qualified in their entirety by reference to, all of the provisions of the indenture and any supplemental indentures applicable to a particular series of debt securities. We urge you to read the applicable prospectus supplements and any related free writing prospectuses related to the debt securities that we may offer under this prospectus, as well as the complete indentures that contains the terms of the debt securities. Except as we may otherwise indicate, the terms of the senior indenture and the subordinated indenture are identical.

General

The terms of each series of debt securities will be established by or pursuant to a resolution of our Board of Directors and set forth or determined in the manner provided in an officers’ certificate or by a supplemental indenture. Debt securities may be issued in separate series without limitation as to aggregate principal amount. We may specify a maximum aggregate principal amount for the debt securities of any series. We will describe in the applicable prospectus supplement the terms of the series of debt securities being offered, including:

●	the title;

●	the principal amount being offered, and if a series, the total amount authorized and the total amount outstanding;

●	any limit on the amount that may be issued;

●	whether or not we will issue the series of debt securities in global form, and, if so, the terms and who the depositary will be;

●	the maturity date;

●	whether and under what circumstances, if any, we will pay additional amounts on any debt securities held by a person who is not a United States person for tax purposes, and whether we can redeem the debt securities if we have to pay such additional amounts;

●	the annual interest rate, which may be fixed or variable, or the method for determining the rate and the date interest will begin to accrue, the dates interest will be payable and the regular record dates for interest payment dates or the method for determining such dates;

●	whether or not the debt securities will be secured or unsecured, and the terms of any secured debt;

●	the terms of the subordination of any series of subordinated debt;

●	the place where payments will be made;

●	restrictions on transfer, sale or other assignment, if any;

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●	our right, if any, to defer payment of interest and the maximum length of any such deferral period;

●	the date, if any, after which, and the price at which, we may, at our option, redeem the series of debt securities pursuant to any optional or provisional redemption provisions and the terms of those redemption provisions;

●	provisions for a sinking fund purchase or other analogous fund, if any, including the date, if any, on which, and the price at which we are obligated, pursuant thereto or otherwise, to redeem, or at the holder’s option, to purchase, the series of debt securities and the currency or currency unit in which the debt securities are payable;

●	whether the indenture will restrict our ability or the ability of our subsidiaries to:

●	incur additional indebtedness;

●	issue additional securities;

●	create liens;

●	pay dividends or make distributions in respect of our capital stock or the capital stock of our subsidiaries;

●	redeem capital stock;

●	place restrictions on our subsidiaries’ ability to pay dividends, make distributions or transfer assets;

●	make investments or other restricted payments;

●	sell or otherwise dispose of assets;

●	enter into sale-leaseback transactions;

●	engage in transactions with stockholders or affiliates;

●	issue or sell stock of our subsidiaries; or

●	effect a consolidation or merger;

●	whether the indenture will require us to maintain any interest coverage, fixed charge, cash flow-based, asset-based or other financial ratios;

●	a discussion of certain material or special United States federal income tax considerations applicable to the debt securities;

●	information describing any book-entry features;

●	the applicability of the provisions in the indenture on discharge;

●	whether the debt securities are to be offered at a price such that they will be deemed to be offered at an “original issue discount” as defined in paragraph (a) of Section 1273 of the Internal Revenue Code of 1986, as amended;

●	the denominations in which we will issue the series of debt securities, if other than denominations of $1,000 and any integral multiple thereof;

●	the currency of payment of debt securities if other than U.S. dollars and the manner of determining the equivalent amount in U.S. dollars; and

●	any other specific terms, preferences, rights or limitations of, or restrictions on, the debt securities, including any additional events of default or covenants provided with respect to the debt securities, and any terms that may be required by us or advisable under applicable laws or regulations.

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Conversion or Exchange Rights

We will set forth in the applicable prospectus supplement the terms under which a series of debt securities may be convertible into or exchangeable for our common stock or other securities (including securities of a third party). We will include provisions as to whether conversion or exchange is mandatory, at the option of the holder or at our option. We may include provisions pursuant to which the number of shares of our common stock or other securities (including securities of a third party) that the holders of the series of debt securities receive would be subject to adjustment.

Consolidation, Merger or Sale

Unless we provide otherwise in the prospectus supplement applicable to a particular series of debt securities, the indentures will not contain any covenant that restricts our ability to merge or consolidate, or sell, convey, transfer or otherwise dispose of all or substantially all of our assets. However, any successor to or acquirer of such assets must assume all of our obligations under the indentures or the debt securities, as appropriate. If the debt securities are convertible into or exchangeable for our other securities or securities of other entities, the person with whom we consolidate or merge or to whom we sell all of our property must make provisions for the conversion of the debt securities into securities that the holders of the debt securities would have received if they had converted the debt securities before the consolidation, merger or sale.

Events of Default under the Indenture

Unless we provide otherwise in the prospectus supplement applicable to a particular series of debt securities, the following are events of default under the indentures with respect to any series of debt securities that we may issue:

●	if we fail to pay interest when due and payable and our failure continues for 90 days and the time for payment has not been extended;

●	if we fail to pay the principal, premium or sinking fund payment, if any, when due and payable at maturity, upon redemption or repurchase or otherwise, and the time for payment has not been extended;

●	if we fail to observe or perform any other covenant contained in the debt securities or the indentures, other than a covenant specifically relating to another series of debt securities, and our failure continues for 90 days after we receive notice from the trustee or we and the trustee receive notice from the holders of at least 25% in aggregate principal amount of the outstanding debt securities of the applicable series; and

●	if specified events of bankruptcy, insolvency or reorganization occur.

We will describe in each applicable prospectus supplement any additional events of default relating to the relevant series of debt securities.

If an event of default with respect to debt securities of any series occurs and is continuing, other than an event of default specified in the last bullet point above, the trustee or the holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series, by notice to us in writing, and to the trustee if notice is given by such holders, may declare the unpaid principal, premium, if any, and accrued interest, if any, due and payable immediately. If an event of default arises due to the occurrence of certain specified bankruptcy, insolvency or reorganization events, the unpaid principal, premium, if any, and accrued interest, if any, of each issue of debt securities then outstanding shall be due and payable without any notice or other action on the part of the trustee or any holder.

The holders of a majority in principal amount of the outstanding debt securities of an affected series may waive any default or event of default with respect to the series and its consequences, except defaults or events of default regarding payment of principal, premium, if any, or interest, unless we have cured the default or event of default in accordance with the indenture. Any waiver shall cure the default or event of default.

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Subject to the terms of the indentures, if an event of default under an indenture shall occur and be continuing, the trustee will be under no obligation to exercise any of its rights or powers under such indenture at the request or direction of any of the holders of the applicable series of debt securities, unless such holders have offered the trustee reasonable indemnity or security satisfactory to it against any loss, liability or expense. The holders of a majority in principal amount of the outstanding debt securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee, or exercising any trust or power conferred on the trustee, with respect to the debt securities of that series, provided that:

●	the direction so given by the holder is not in conflict with any law or the applicable indenture; and

●	subject to its duties under the Trust Indenture Act, the trustee need not take any action that might involve it in personal liability or might be unduly prejudicial to the holders not involved in the proceeding.

The indentures provide that if an event of default has occurred and is continuing, the trustee will be required in the exercise of its powers to use the degree of care that a prudent person would use in the conduct of its own affairs. The trustee, however, may refuse to follow any direction that conflicts with law or the indenture, or that the trustee determines is unduly prejudicial to the rights of any other holder of the relevant series of debt securities, or that would involve the trustee in personal liability. Prior to taking any action under the indentures, the trustee will be entitled to indemnification against all costs, expenses and liabilities that would be incurred by taking or not taking such action.

A holder of the debt securities of any series will have the right to institute a proceeding under the indentures or to appoint a receiver or trustee, or to seek other remedies only if:

●	the holder has given written notice to the trustee of a continuing event of default with respect to that series;

●	the holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series have made a written request and such holders have offered reasonable indemnity to the trustee or security satisfactory to it against any loss, liability or expense or to be incurred in compliance with instituting the proceeding as trustee; and

●	the trustee does not institute the proceeding, and does not receive from the holders of a majority in aggregate principal amount of the outstanding debt securities of that series other conflicting directions within 90 days after the notice, request and offer.

These limitations do not apply to a suit instituted by a holder of debt securities if we default in the payment of the principal, premium, if any, or interest on, the debt securities, or other defaults that may be specified in the applicable prospectus supplement.

We will periodically file statements with the trustee regarding our compliance with specified covenants in the indentures.

The indentures provide that if a default occurs and is continuing and is actually known to a responsible officer of the trustee, the trustee must mail to each holder notice of the default within the earlier of 90 days after it occurs and 30 days after it is known by a responsible officer of the trustee or written notice of it is received by the trustee, unless such default has been cured or waived. Except in the case of a default in the payment of principal or premium of, or interest on, any debt security or certain other defaults specified in an indenture, the trustee shall be protected in withholding such notice if and so long as the Board of Directors, the executive committee or a trust committee of directors, or responsible officers of the trustee, in good faith determine that withholding notice is in the best interests of holders of the relevant series of debt securities.

Modification of Indenture; Waiver

Subject to the terms of the indenture for any series of debt securities that we may issue, we and the trustee may change an indenture without the consent of any holders with respect to the following specific matters:

●	to fix any ambiguity, defect or inconsistency in the indenture;

●	to comply with the provisions described above under “Description of Debt Securities — Consolidation, Merger or Sale;”

●	to comply with any requirements of the SEC in connection with the qualification of any indenture under the Trust Indenture Act;

●	to add to, delete from or revise the conditions, limitations and restrictions on the authorized amount, terms or purposes of issue, authentication and delivery of debt securities, as set forth in the indenture;

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●	to provide for the issuance of, and establish the form and terms and conditions of, the debt securities of any series as provided under “Description of Debt Securities — General,” to establish the form of any certifications required to be furnished pursuant to the terms of the indenture or any series of debt securities, or to add to the rights of the holders of any series of debt securities;

●	to evidence and provide for the acceptance of appointment hereunder by a successor trustee;

●	to provide for uncertificated debt securities and to make all appropriate changes for such purpose;

●	to add such new covenants, restrictions, conditions or provisions for the benefit of the holders, to make the occurrence, or the occurrence and the continuance, of a default in any such additional covenants, restrictions, conditions or provisions an event of default or to surrender any right or power conferred to us in the indenture; or

●	to change anything that does not adversely affect the interests of any holder of debt securities of any series in any material respect.

In addition, under the indentures, the rights of holders of a series of debt securities may be changed by us and the trustee with the written consent of the holders of at least a majority in aggregate principal amount of the outstanding debt securities of each series that is affected. However, subject to the terms of the indenture for any series of debt securities that we may issue or otherwise provided in the prospectus supplement applicable to a particular series of debt securities, we and the trustee may only make the following changes: with the consent of each holder of any outstanding debt securities affected:

●	extending the stated maturity of the series of debt securities;

●	reducing the principal amount, reducing the rate of or extending the time of payment of interest, or reducing any premium payable upon the redemption or repurchase of any debt securities; or

●	reducing the percentage of debt securities, the holders of which are required to consent to any amendment, supplement, modification or waiver.

Discharge

Each indenture provides that, subject to the terms of the indenture and any limitation otherwise provided in the prospectus supplement applicable to a particular series of debt securities, we may elect to be discharged from our obligations with respect to one or more series of debt securities, except for specified obligations, including obligations to:

●	register the transfer or exchange of debt securities of the series;

●	replace stolen, lost or mutilated debt securities of the series;

●	maintain paying agencies;

●	hold monies for payment in trust;

●	recover excess money held by the trustee;

●	compensate and indemnify the trustee; and

●	appoint any successor trustee.

In order to exercise our rights to be discharged, we must deposit with the trustee money or government obligations sufficient to pay all the principal of, and any premium and interest on, the debt securities of the series on the dates payments are due.

Form, Exchange and Transfer

We will issue the debt securities of each series only in fully registered form without coupons and, unless we otherwise specify in the applicable prospectus supplement, in denominations of $1,000 and any integral multiple thereof. The indentures provide that we may issue debt securities of a series in temporary or permanent global form and as book-entry securities that will be deposited with, or on behalf of, The Depository Trust Company or another depositary named by us and identified in a prospectus supplement with respect to that series. See “Legal Ownership of Securities” below for a further description of the terms relating to any book-entry securities.

At the option of the holder, subject to the terms of the indentures and the limitations applicable to global securities described in the applicable prospectus supplement, the holder of the debt securities of any series can exchange the debt securities for other debt securities of the same series, in any authorized denomination and of like tenor and aggregate principal amount.

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Subject to the terms of the indentures and the limitations applicable to global securities set forth in the applicable prospectus supplement, holders of the debt securities may present the debt securities for exchange or for registration of transfer, duly endorsed or with the form of transfer endorsed thereon duly executed if so required by us or the security registrar, at the office of the security registrar or at the office of any transfer agent designated by us for this purpose. Unless otherwise provided in the debt securities that the holder presents for transfer or exchange, we will make no service charge for any registration of transfer or exchange, but we may require payment of any taxes or other governmental charges.

We will name in the applicable prospectus supplement the security registrar, and any transfer agent in addition to the security registrar, that we initially designate for any debt securities. We may at any time designate additional transfer agents or rescind the designation of any transfer agent or approve a change in the office through which any transfer agent acts, except that we will be required to maintain a transfer agent in each place of payment for the debt securities of each series.

If we elect to redeem the debt securities of any series, we will not be required to:

●	issue, register the transfer of, or exchange any debt securities of that series during a period beginning at the opening of business 15 days before the day of mailing of a notice of redemption of any debt securities that may be selected for redemption and ending at the close of business on the day of the mailing; or

●	register the transfer of or exchange any debt securities so selected for redemption, in whole or in part, except the unredeemed portion of any debt securities we are redeeming in part.

Information Concerning the Trustee

The trustee, other than during the occurrence and continuance of an event of default under an indenture, undertakes to perform only those duties as are specifically set forth in the applicable indenture and is under no obligation to exercise any of the powers given it by the indentures at the request of any holder of debt securities unless it is offered reasonable security and indemnity against the costs, expenses and liabilities that it might incur. However, upon an event of default under an indenture, the trustee must use the same degree of care as a prudent person would exercise or use in the conduct of his or her own affairs.

Payment and Paying Agents

Unless we otherwise indicate in the applicable prospectus supplement, we will make payment of the interest on any debt securities on any interest payment date to the person in whose name the debt securities, or one or more predecessor securities, are registered at the close of business on the regular record date for the interest payment.

We will pay principal of and any premium and interest on the debt securities of a particular series at the office of the paying agents designated by us, except that unless we otherwise indicate in the applicable prospectus supplement, we will make interest payments by check that we will mail to the holder or by wire transfer to certain holders. Unless we otherwise indicate in the applicable prospectus supplement, we will designate the corporate trust office of the trustee as our sole paying agent for payments with respect to debt securities of each series. We will name in the applicable prospectus supplement any other paying agents that we initially designate for the debt securities of a particular series. We will maintain a paying agent in each place of payment for the debt securities of a particular series.

All money we pay to a paying agent or the trustee for the payment of the principal of or any premium or interest on any debt securities that remains unclaimed at the end of two years after such principal, premium or interest has become due and payable will be repaid to us, and the holder of the debt security thereafter may look only to us for payment thereof.

Governing Law

The indentures and the debt securities will be governed by and construed in accordance with the laws of the State of New York, except to the extent that the Trust Indenture Act is applicable.

Ranking Debt Securities

The subordinated debt securities will be unsecured and will be subordinate and junior in priority of payment to certain other indebtedness to the extent described in a prospectus supplement. The subordinated indenture does not limit the amount of subordinated debt securities that we may issue. It also does not limit us from issuing any other secured or unsecured debt.

The senior debt securities will be unsecured and will rank equally in right of payment to all our other senior unsecured debt. The senior indenture does not limit the amount of senior debt securities that we may issue. It also does not limit us from issuing any other secured or unsecured debt.

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DESCRIPTION OF WARRANTS

The following description, together with the additional information we may include in any applicable prospectus supplements and free writing prospectuses, summarizes the material terms and provisions of the warrants that we may offer under this prospectus, which may consist of warrants to purchase common stock or debt securities and may be issued in one or more series. Warrants may be offered independently or together with common stock or debt securities offered by any prospectus supplement, and may be attached to or separate from those securities. While the terms we have summarized below will apply generally to any warrants that we may offer under this prospectus, we will describe the particular terms of any series of warrants that we may offer in more detail in the applicable prospectus supplement and any applicable free writing prospectus. The terms of any warrants offered under a prospectus supplement may differ from the terms described below. However, no prospectus supplement will fundamentally change the terms that are set forth in this prospectus or offer a security that is not registered and described in this prospectus at the time of its effectiveness.

We will issue the warrants under a warrant agreement that we will enter into with a warrant agent to be selected by us. The warrant agent will act solely as an agent of ours in connection with the warrants and will not act as an agent for the holders or beneficial owners of the warrants. We will file as exhibits to the registration statement of which this prospectus is a part, or will incorporate by reference from a current report on Form 8-K that we file with the SEC, the form of warrant agreement, including a form of warrant certificate, that describes the terms of the particular series of warrants we are offering before the issuance of the related series of warrants. The following summaries of material provisions of the warrants and the warrant agreements are subject to, and qualified in their entirety by reference to, all the provisions of the warrant agreement and warrant certificate applicable to a particular series of warrants. We urge you to read the applicable prospectus supplement and any applicable free writing prospectus related to the particular series of warrants that we sell under this prospectus, as well as the complete warrant agreements and warrant certificates that contain the terms of the warrants.

General

We will describe in the applicable prospectus supplement the terms relating to a series of warrants, including:

●	the offering price and aggregate number of warrants offered;

●	the currency for which the warrants may be purchased;

●	if applicable, the designation and terms of the securities with which the warrants are issued and the number of warrants issued with each such security or each principal amount of such security;

●	if applicable, the date on and after which the warrants and the related securities will be separately transferable;

●	in the case of warrants to purchase debt securities, the principal amount of debt securities purchasable upon exercise of one warrant and the price at, and currency in which, this principal amount of debt securities may be purchased upon such exercise;

●	in the case of warrants to purchase common stock, the number of shares of common stock purchasable upon the exercise of one warrant and the price at which these shares may be purchased upon such exercise;

●	the effect of any merger, consolidation, sale or other disposition of our business on the warrant agreements and the warrants;

●	the terms of any rights to redeem or call the warrants;

●	any provisions for changes to or adjustments in the exercise price or number of securities issuable upon exercise of the warrants;

●	the dates on which the right to exercise the warrants will commence and expire;

●	the manner in which the warrant agreements and warrants may be modified;

●	United States federal income tax consequences of holding or exercising the warrants;

●	the terms of the securities issuable upon exercise of the warrants; and

●	any other specific terms, preferences, rights or limitations of or restrictions on the warrants.

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Before exercising their warrants, holders of warrants will not have any of the rights of holders of the securities purchasable upon such exercise, including:

●	in the case of warrants to purchase debt securities, the right to receive payments of principal of, or premium, if any, or interest on, the debt securities purchasable upon exercise or to enforce covenants in the applicable indenture; or

●	in the case of warrants to purchase common stock, the right to receive dividends, if any, or, payments upon our liquidation, dissolution or winding up or to exercise voting rights, if any.

Exercise of Warrants

Each warrant will entitle the holder to purchase the securities that we specify in the applicable prospectus supplement at the exercise price that we describe in the applicable prospectus supplement. Unless we otherwise specify in the applicable prospectus supplement, holders of the warrants may exercise the warrants at any time up to the specified time on the expiration date that we set forth in the applicable prospectus supplement. After the close of business on the expiration date, unexercised warrants will become void.

Holders of the warrants may exercise the warrants by delivering the warrant certificate representing the warrants to be exercised together with specified information, and paying the required amount to the warrant agent in immediately available funds, as provided in the applicable prospectus supplement. We will set forth on the reverse side of the warrant certificate and in the applicable prospectus supplement the information that the holder of the warrant will be required to deliver to the warrant agent.

Upon receipt of the required payment and the warrant certificate properly completed and duly executed at the corporate trust office of the warrant agent or any other office indicated in the applicable prospectus supplement, we will issue and deliver the securities purchasable upon such exercise. If fewer than all of the warrants represented by the warrant certificate are exercised, then we will issue a new warrant certificate for the remaining amount of warrants. If we so indicate in the applicable prospectus supplement, holders of the warrants may surrender securities as all or part of the exercise price for warrants.

Enforceability of Rights by Holders of Warrants

Each warrant agent will act solely as our agent under the applicable warrant agreement and will not assume any obligation or relationship of agency or trust with any holder of any warrant. A single bank or trust company may act as warrant agent for more than one issue of warrants. A warrant agent will have no duty or responsibility in case of any default by us under the applicable warrant agreement or warrant, including any duty or responsibility to initiate any proceedings at law or otherwise, or to make any demand upon us. Any holder of a warrant may, without the consent of the related warrant agent or the holder of any other warrant, enforce by appropriate legal action its right to exercise, and receive the securities purchasable upon exercise of, its warrants.

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DESCRIPTION OF UNITS

The following description, together with the additional information we may include in any applicable prospectus supplements and free writing prospectuses, summarizes the material terms and provisions of the units that we may offer under this prospectus. While the terms we have summarized below will apply generally to any units that we may offer under this prospectus, we will describe the particular terms of any series of units in more detail in the applicable prospectus supplement. The terms of any units offered under a prospectus supplement may differ from the terms described below. However, no prospectus supplement will fundamentally change the terms that are set forth in this prospectus or offer a security that is not registered and described in this prospectus at the time of its effectiveness.

We will file as exhibits to the registration statement of which this prospectus is a part, or will incorporate by reference from a current report on Form 8-K that we file with the SEC, the form of unit agreement that describes the terms of the series of units we are offering, and any supplemental agreements, before the issuance of the related series of units. The following summaries of material terms and provisions of the units are subject to, and qualified in their entirety by reference to, all the provisions of the unit agreement and any supplemental agreements applicable to a particular series of units. We urge you to read the applicable prospectus supplements related to the particular series of units that we sell under this prospectus, as well as the complete unit agreement and any supplemental agreements that contain the terms of the units.

General

We may issue units comprised of one or more debt securities, shares of common stock and warrants in any combination. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately, at any time or at any time before a specified date.

We will describe in the applicable prospectus supplement the terms of the series of units, including:

●	the designation and terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;

●	any provisions of the governing unit agreement that differ from those described below; and

●	any provisions for the issuance, payment, settlement, transfer or exchange of the units or of the securities comprising the units.

The provisions described in this section, as well as those described under “Description of Capital Stock,” “Description of Debt Securities” and “Description of Warrants” will apply to each unit and to any common stock, debt security or warrant included in each unit, respectively.

Issuance in Series

We may issue units in such amounts and in numerous distinct series as we determine.

Enforceability of Rights by Holders of Units

Each unit agent will act solely as our agent under the applicable unit agreement and will not assume any obligation or relationship of agency or trust with any holder of any unit. A single bank or trust company may act as unit agent for more than one series of units. A unit agent will have no duty or responsibility in case of any default by us under the applicable unit agreement or unit, including any duty or responsibility to initiate any proceedings at law or otherwise, or to make any demand upon us. Any holder of a unit may, without the consent of the related unit agent or the holder of any other unit, enforce by appropriate legal action its rights as holder under any security included in the unit.

We, the unit agents and any of their agents may treat the registered holder of any unit certificate as an absolute owner of the units evidenced by that certificate for any purpose and as the person entitled to exercise the rights attaching to the units so requested, despite any notice to the contrary. See “Legal Ownership of Securities.”

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LEGAL OWNERSHIP OF SECURITIES

We can issue securities in registered form or in the form of one or more global securities. We describe global securities in greater detail below. We refer to those persons who have securities registered in their own names on the books that we or any applicable trustee or depositary or warrant agent maintain for this purpose as the “holders” of those securities. These persons are the legal holders of the securities. We refer to those persons who, indirectly through others, own beneficial interests in securities that are not registered in their own names, as “indirect holders” of those securities. As we discuss below, indirect holders are not legal holders, and investors in securities issued in book-entry form or in street name will be indirect holders.

Book-Entry Holders

We may issue securities in book-entry form only, as we will specify in the applicable prospectus supplement. This means securities may be represented by one or more global securities registered in the name of a financial institution that holds them as depositary on behalf of other financial institutions that participate in the depositary’s book-entry system. These participating institutions, which are referred to as participants, in turn, hold beneficial interests in the securities on behalf of themselves or their customers.

Only the person in whose name a security is registered is recognized as the holder of that security. Global securities will be registered in the name of the depositary or its participants. Consequently, for global securities, we will recognize only the depositary as the holder of the securities, and we will make all payments on the securities to the depositary. The depositary passes along the payments it receives to its participants, which in turn pass the payments along to their customers who are the beneficial owners. The depositary and its participants do so under agreements they have made with one another or with their customers; they are not obligated to do so under the terms of the securities.

As a result, investors in a global security will not own securities directly. Instead, they will own beneficial interests in a global security, through a bank, broker or other financial institution that participates in the depositary’s book-entry system or holds an interest through a participant. As long as the securities are issued in global form, investors will be indirect holders, and not legal holders, of the securities.

Street Name Holders

We may terminate a global security or issue securities that are not issued in global form. In these cases, investors may choose to hold their securities in their own names or in “street name.” Securities held by an investor in street name would be registered in the name of a bank, broker or other financial institution that the investor chooses, and the investor would hold only a beneficial interest in those securities through an account he or she maintains at that institution.

For securities held in street name, we or any applicable trustee or depositary will recognize only the intermediary banks, brokers and other financial institutions in whose names the securities are registered as the holders of those securities, and we or any such trustee or depositary will make all payments on those securities to them. These institutions pass along the payments they receive to their customers who are the beneficial owners, but only because they agree to do so in their customer agreements or because they are legally required to do so. Investors who hold securities in street name will be indirect holders, not legal holders, of those securities.

Legal Holders

Our obligations, as well as the obligations of any applicable trustee or third party employed by us or a trustee, run only to the legal holders of the securities. We do not have obligations to investors who hold beneficial interests in global securities, in street name or by any other indirect means. This will be the case whether an investor chooses to be an indirect holder of a security or has no choice because we are issuing the securities only in global form.

For example, once we make a payment or give a notice to the holder, we have no further responsibility for the payment or notice even if that holder is required, under agreements with its participants or customers or by law, to pass it along to the indirect holders but does not do so. Similarly, we may want to obtain the approval of the holders to amend an indenture, to relieve us of the consequences of a default or of our obligation to comply with a particular provision of an indenture, or for other purposes. In such an event, we would seek approval only from the legal holders, and not the indirect holders, of the securities. Whether and how the legal holders contact the indirect holders is up to the legal holders.

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Special Considerations for Indirect Holders

If you hold securities through a bank, broker or other financial institution, either in book-entry form because the securities are represented by one or more global securities or in street name, you should check with your own institution to find out:

●	how it handles securities payments and notices;

●	whether it imposes fees or charges;

●	how it would handle a request for the holders’ consent, if ever required;

●	whether and how you can instruct it to send you securities registered in your own name so you can be a legal holder, if that is permitted in the future;

●	how it would exercise rights under the securities if there were a default or other event triggering the need for holders to act to protect their interests; and

●	if the securities are in book-entry form, how the depositary’s rules and procedures will affect these matters.

Global Securities

A global security is a security that represents one or any other number of individual securities held by a depositary. Generally, all securities represented by the same global securities will have the same terms.

Each security issued in book-entry form will be represented by a global security that we issue to, deposit with and register in the name of a financial institution or its nominee that we select. The financial institution that we select for this purpose is called the depositary. Unless we specify otherwise in the applicable prospectus supplement, The Depository Trust Company, New York, New York, known as DTC, will be the depositary for all securities issued in book-entry form.

A global security may not be transferred to or registered in the name of anyone other than the depositary, its nominee or a successor depositary, unless special termination situations arise. We describe those situations below under “— Special Situations When A Global Security Will Be Terminated.” As a result of these arrangements, the depositary, or its nominee, will be the sole registered owner and legal holder of all securities represented by a global security, and investors will be permitted to own only beneficial interests in a global security. Beneficial interests must be held by means of an account with a broker, bank or other financial institution that in turn has an account with the depositary or with another institution that does. Thus, an investor whose security is represented by a global security will not be a legal holder of the security, but only an indirect holder of a beneficial interest in the global security.

If the prospectus supplement for a particular security indicates that the security will be issued as a global security, then the security will be represented by a global security at all times unless and until the global security is terminated. If termination occurs, we may issue the securities through another book-entry clearing system or decide that the securities may no longer be held through any book-entry clearing system.

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Special Considerations For Global Securities

As an indirect holder, an investor’s rights relating to a global security will be governed by the account rules of the investor’s financial institution and of the depositary, as well as general laws relating to securities transfers. We do not recognize an indirect holder as a holder of securities and instead deal only with the depositary that holds the global security.

If securities are issued only as global securities, an investor should be aware of the following:

●	an investor cannot cause the securities to be registered in his or her name, and cannot obtain non-global certificates for his or her interest in the securities, except in the special situations we describe below;

●	an investor will be an indirect holder and must look to his or her own bank or broker for payments on the securities and protection of his or her legal rights relating to the securities, as we describe above;

●	an investor may not be able to sell interests in the securities to some insurance companies and to other institutions that are required by law to own their securities in non-book-entry form;

●	an investor may not be able to pledge his or her interest in the global security in circumstances where certificates representing the securities must be delivered to the lender or other beneficiary of the pledge in order for the pledge to be effective;

●	the depositary’s policies, which may change from time to time, will govern payments, transfers, exchanges and other matters relating to an investor’s interest in the global security. We and any applicable trustee have no responsibility for any aspect of the depositary’s actions or for its records of ownership interests in the global security. We and the trustee also do not supervise the depositary in any way;

●	the depositary may, and we understand that DTC will, require that those who purchase and sell interests in the global security within its book-entry system use immediately available funds, and your broker or bank may require you to do so as well; and

●	financial institutions that participate in the depositary’s book-entry system, and through which an investor holds its interest in the global security, may also have their own policies affecting payments, notices and other matters relating to the securities. There may be more than one financial intermediary in the chain of ownership for an investor. We do not monitor and are not responsible for the actions of any of those intermediaries

Special Situations When A Global Security Will Be Terminated

In a few special situations described below, a global security will terminate and interests in it will be exchanged for physical certificates representing those interests. After that exchange, the choice of whether to hold securities directly or in street name will be up to the investor. Investors must consult their own banks or brokers to find out how to have their interests in securities transferred to their own names, so that they will be direct holders. We have described the rights of holders and street name investors above.

A global security will terminate when the following special situations occur:

●	if the depositary notifies us that it is unwilling, unable or no longer qualified to continue as depositary for that global security and we do not appoint another institution to act as depositary within 90 days;

●	if we notify any applicable trustee that we wish to terminate that global security; or

●	if an event of default has occurred with regard to securities represented by that global security and has not been cured or waived.

The applicable prospectus supplement may also list additional situations for terminating a global security that would apply only to the particular series of securities covered by the prospectus supplement. When a global security terminates, the depositary, and neither we, nor any applicable trustee, is responsible for deciding the names of the institutions that will be the initial direct holders.

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PLAN OF DISTRIBUTION

The securities being offered by this prospectus may be sold:

●	through agents;

●	to or through one or more underwriters on a firm commitment or agency basis;

●	through put or call option transactions relating to the securities;

●	to or through dealers, who may act as agents or principals, including a block trade (which may involve crosses) in which a broker or dealer so engaged will attempt to sell as agent but may position and resell a portion of the block as principal to facilitate the transaction;

●	through privately negotiated transactions;

●	purchases by a broker or dealer as principal and resale by such broker or dealer for its own account pursuant to this prospectus;

●	directly to purchasers, including our affiliates, through a specific bidding or auction process, on a negotiated basis or otherwise; to or through one or more underwriters on a firm commitment or best efforts basis;

●	exchange distributions and/or secondary distributions;

●	ordinary brokerage transactions and transactions in which the broker solicits purchasers;

●	in “at-the-market” offerings, within the meaning of Rule 415(a)(4) of the Securities Act to or through a market maker or into an existing trading market, on an exchange or otherwise;

●	transactions not involving market makers or established trading markets, including direct sales or privately negotiated transactions;

●	transactions in options, swaps or other derivatives that may or may not be listed on an exchange;

●	through any other method permitted pursuant to applicable law; or

●	through a combination of any such methods of sale.

At any time a particular offer of the securities covered by this prospectus is made, a revised prospectus or prospectus supplement, if required, will be distributed which will set forth the aggregate amount of securities covered by this prospectus being offered and the terms of the offering, including the name or names of any underwriters, dealers, brokers or agents, any discounts, commissions, concessions and other items constituting compensation from us and any discounts, commissions or concessions allowed or re-allowed or paid to dealers. Such prospectus supplement, and, if necessary, a post-effective amendment to the registration statement of which this prospectus is a part, will be filed with the SEC to reflect the disclosure of additional information with respect to the distribution of the securities covered by this prospectus. In order to comply with the securities laws of certain states, if applicable, the securities sold under this prospectus may only be sold through registered or licensed broker-dealers. In addition, in some states the securities may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from registration or qualification requirements is available and is complied with.

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The distribution of securities may be effected from time to time in one or more transactions, including block transactions and transactions on the Nasdaq Capital Market or any other organized market where the securities may be traded. The securities may be sold at a fixed price or prices, which may be changed, or at market prices prevailing at the time of sale, at prices relating to the prevailing market prices or at negotiated prices. The consideration may be cash or another form negotiated by the parties. Agents, underwriters or broker-dealers may be paid compensation for offering and selling the securities. That compensation may be in the form of discounts, concessions or commissions to be received from us or from the purchasers of the securities. Any dealers and agents participating in the distribution of the securities may be deemed to be underwriters, and compensation received by them on resale of the securities may be deemed to be underwriting discounts. If any such dealers or agents were deemed to be underwriters, they may be subject to statutory liabilities under the Securities Act.

Agents may from time to time solicit offers to purchase the securities. If required, we will name in the applicable prospectus supplement any agent involved in the offer or sale of the securities and set forth any compensation payable to the agent. Unless otherwise indicated in the prospectus supplement, any agent will be acting on a best efforts basis for the period of its appointment. Any agent selling the securities covered by this prospectus may be deemed to be an underwriter, as that term is defined in the Securities Act, of the securities.

To the extent that we make sales to or through one or more underwriters or agents in at-the-market offerings, we will do so pursuant to the terms of a distribution agreement between us and the underwriters or agents. If we engage in at-the-market sales pursuant to a distribution agreement, we will sell any of our listed securities to or through one or more underwriters or agents, which may act on an agency basis or on a principal basis. During the term of any such agreement, we may sell any of our listed securities on a daily basis in exchange transactions or otherwise as we agree with the underwriters or agents. The distribution agreement will provide that any of our listed securities which are sold will be sold at prices related to the then prevailing market prices for our listed securities. Therefore, exact figures regarding proceeds that will be raised or commissions to be paid cannot be determined at this time and will be described in a prospectus supplement. Pursuant to the terms of the distribution agreement, we also may agree to sell, and the relevant underwriters or agents may agree to solicit offers to purchase, blocks of our listed securities. The terms of each such distribution agreement will be set forth in more detail in a prospectus supplement to this prospectus.

If underwriters are used in a sale, securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale, or under delayed delivery contracts or other contractual commitments. Securities may be offered to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more firms acting as underwriters. If an underwriter or underwriters are used in the sale of securities, an underwriting agreement will be executed with the underwriter or underwriters, as well as any other underwriter or underwriters, with respect to a particular underwritten offering of securities, and will set forth the terms of the transactions, including compensation of the underwriters and dealers and the public offering price, if applicable. The prospectus and prospectus supplement will be used by the underwriters to resell the securities.

If a dealer is used in the sale of the securities, we or an underwriter will sell the securities to the dealer, as principal. The dealer may then resell the securities to the public at varying prices to be determined by the dealer at the time of resale. To the extent required, we will set forth in the prospectus supplement the name of the dealer and the terms of the transactions.

We may directly solicit offers to purchase the securities and may make sales of securities directly to institutional investors or others. These persons may be deemed to be underwriters within the meaning of the Securities Act with respect to any resale of the securities. To the extent required, the prospectus supplement will describe the terms of any such sales, including the terms of any bidding or auction process, if used.

Agents, underwriters and dealers may be entitled under agreements which may be entered into with us to indemnification by us against specified liabilities, including liabilities incurred under the Securities Act, or to contribution by us to payments they may be required to make in respect of such liabilities. If required, the prospectus supplement will describe the terms and conditions of the indemnification or contribution. Some of the agents, underwriters or dealers, or their affiliates may be customers of, engage in transactions with or perform services for us or our subsidiaries.

Any person participating in the distribution of securities registered under the registration statement that includes this prospectus will be subject to applicable provisions of the Securities Exchange Act of 1934, as amended, or the Exchange Act, and the applicable SEC rules and regulations, including, among others, Regulation M, which may limit the timing of purchases and sales of any of our securities by that person. Furthermore, Regulation M may restrict the ability of any person engaged in the distribution of our securities to engage in market-making activities with respect to our securities. These restrictions may affect the marketability of our securities and the ability of any person or entity to engage in market-making activities with respect to our securities.

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Certain persons participating in an offering may engage in over-allotment, stabilizing transactions, short-covering transactions, penalty bids and other transactions that stabilize, maintain or otherwise affect the price of the offered securities. These activities may maintain the price of the offered securities at levels above those that might otherwise prevail in the open market, including by entering stabilizing bids, effecting syndicate covering transactions or imposing penalty bids, each of which is described below:

●	a stabilizing bid means the placing of any bid, or the effecting of any purchase, for the purpose of pegging, fixing or maintaining the price of a security.

●	a syndicate covering transaction means the placing of any bid on behalf of the underwriting syndicate or the effecting of any purchase to reduce a short position created in connection with the offering.

●	a penalty bid means an arrangement that permits the managing underwriter to reclaim a selling concession from a syndicate member in connection with the offering when offered securities originally sold by the syndicate member are purchased in syndicate covering transactions.

These transactions may be effected on an exchange or automated quotation system, if the securities are listed on that exchange or admitted for trading on that automated quotation system, or in the over-the-counter market or otherwise.

If so indicated in the applicable prospectus supplement, we will authorize agents, underwriters or dealers to solicit offers from certain types of institutions to purchase offered securities from us at the public offering price set forth in such prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. Such contracts will be subject only to those conditions set forth in the prospectus supplement and the prospectus supplement will set forth the commission payable for solicitation of such contracts.

In addition, shares of common stock or warrants may be issued upon conversion of or in exchange for debt securities or other securities.

Any underwriters to whom offered securities are sold for public offering and sale may make a market in such offered securities, but such underwriters will not be obligated to do so and may discontinue any market making at any time without notice. The offered securities may or may not be listed on a national securities exchange. No assurance can be given that there will be a market for the offered securities.

Any securities that qualify for sale pursuant to Rule 144 or Regulation S under the Securities Act, may be sold under Rule 144 or Regulation S rather than pursuant to this prospectus.

In connection with offerings made through underwriters or agents, we may enter into agreements with such underwriters or agents pursuant to which we receive our outstanding securities in consideration for the securities being offered to the public for cash. In connection with these arrangements, the underwriters or agents may also sell securities covered by this prospectus to hedge their positions in these outstanding securities, including in short sale transactions. If so, the underwriters or agents may use the securities received from us under these arrangements to close out any related open borrowings of securities.

We may enter into derivative transactions with third parties or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement indicates, in connection with those derivatives, such third parties (or affiliates of such third parties) may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, such third parties (or affiliates of such third parties) may use securities pledged by us or borrowed from us or others to settle those sales or to close out any related open borrowings of shares, and may use securities received from us in settlement of those derivatives to close out any related open borrowings of shares. The third parties (or affiliates of such third parties) in such sale transactions will be underwriters and will be identified in the applicable prospectus supplement (or a post-effective amendment).

We may loan or pledge securities to a financial institution or other third party that in turn may sell the securities using this prospectus. Such financial institution or third party may transfer its short position to investors in our securities or in connection with a simultaneous offering of other securities offered by this prospectus or in connection with a simultaneous offering of other securities offered by this prospectus.

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LEGAL MATTERS

The validity of the issuance of the securities offered hereby will be passed upon for us by McDermott Will & Emery LLP, New York, New York. Additional legal matters may be passed upon for us or any underwriters, dealers or agents, by counsel that we will name in the applicable prospectus supplement.

EXPERTS

The consolidated financial statements of My Size, Inc. as of December 31, 2019 and 2018 and for each of the years in the two-year period ended December 31, 2019 have been incorporated by reference herein in reliance upon the report of Somekh Chaikin, a Member firm of KPMG International, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

The audit report covering the December 31, 2019 consolidated financial statements contains an explanatory paragraph that states that the Company’s significant losses, negative cash flow from operations, and accumulated deficit, raise substantial doubt about the entity’s ability to continue as a going concern. The consolidated financial statements do not include any adjustments that might result from the outcome of that uncertainty.

The audit report covering the December 31, 2019 consolidated financial statements refers to a change to the method of accounting for leases.

WHERE YOU CAN FIND MORE INFORMATION

This prospectus constitutes a part of a registration statement on Form S-3 filed under the Securities Act. As permitted by the SEC’s rules, this prospectus and any prospectus supplement, which form a part of the registration statement, do not contain all the information that is included in the registration statement. You will find additional information about us in the registration statement. Any statements made in this prospectus or any prospectus supplement concerning legal documents are not necessarily complete and you should read the documents that are filed as exhibits to the registration statement or otherwise filed with the SEC for a more complete understanding of the document or matter.

We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are also available to the public at no cost from the SEC’s website at http://www.sec.gov. In addition, we make available on or through our Internet site copies of these reports as soon as reasonably practicable after we electronically file or furnish them to the SEC. Our Internet site can be found at http://www.mysizeid.com.

We are subject to the informational requirements of the Exchange Act, and, in accordance with those requirements, file annual, quarterly and current reports, proxy statements and other information with the SEC. Such reports, proxy statements and other information, as well as this registration statement and the exhibits and schedules thereto, are available on the SEC website at www.sec.gov. Copies of these documents may also be accessed on our website at www.vereit.com. Our internet website and the information contained therein or connected thereto are not incorporated into this prospectus or any amendment or supplement thereto.

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INCORPORATION OF DOCUMENTS BY REFERENCE

We have filed a registration statement on Form S-3 with the Securities and Exchange Commission under the Securities Act. This prospectus is part of the registration statement but the registration statement includes and incorporates by reference additional information and exhibits. The Securities and Exchange Commission permits us to “incorporate by reference” the information contained in documents we file with the Securities and Exchange Commission, which means that we can disclose important information to you by referring you to those documents rather than by including them in this prospectus. Information that is incorporated by reference is considered to be part of this prospectus and you should read it with the same care that you read this prospectus. Information that we file later with the Securities and Exchange Commission will automatically update and supersede the information that is either contained, or incorporated by reference, in this prospectus, and will be considered to be a part of this prospectus from the date those documents are filed. We have filed with the Securities and Exchange Commission, and incorporate by reference in this prospectus:

●	Annual Report on Form 10-K for the year ended December 31, 2019, filed with the SEC on March 19, 2020;

●	Quarterly Reports on Form 10-Q for the quarterly period ended March 31, 2020, June 30, 2020 and September 30, 2020 filed on May 14, 2020, August 13, 2020 and November 12, 2020, respectively;

●	Current Reports on Form 8-K (excluding any reports or portions thereof that are deemed to be furnished and not filed) filed on January 17, 2020, February 11, 2020, April 22, 2020, May 8, 2020, May 14, 2020, May 29, 2020, August 12, 2020 and November 12, 2020;

●	our definitive proxy statement on Schedule 14A relating to our 2020 annual meeting of stockholders filed on June 15, 2020; and

●	the description of our common stock contained in the Registrant’s Registration Statement on Form 8-A12B/A filed with the Commission on June 14, 2016.

We also incorporate by reference all future documents (excluding information furnished pursuant to Items 2.02 and 7.01 of Form 8-K) we file with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, subsequent to the date of this prospectus and prior to the termination of the offering.

We also incorporate by reference all additional documents that we file with the Securities and Exchange Commission under the terms of Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act that are made after the date of the initial registration statement but prior to effectiveness of the registration statement and after the date of this prospectus but prior to the termination of the offering of the securities covered by this prospectus. We are not, however, incorporating, in each case, any documents or information that we are deemed to furnish and not file in accordance with Securities and Exchange Commission rules.

You may request, and we will provide you with, a copy of these filings, at no cost, by calling us at +972-3-600-9030 or by writing to us at the following address:

My Size Inc.

HaYarden 4, pob 1026

Airport City, Israel, 7010000

Attn.: Or Kles

Chief Financial Officer

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My Size, Inc.

162,000 Shares of Common Stock

 Pre-Funded Warrants to Purchase up to 279,899 Shares of Common Stock

Prospectus Supplement

January 10, 2023

H.C. Wainwright & Co.